Exhibit 1.1
LAW OF THE STATE-OWNED PUBLIC COMPANY, PETRÓLEOS MEXICANOS
FIRST TITLE
PETRÓLEOS MEXICANOS AS A STATE-OWNED PUBLIC COMPANY
Sole Chapter
General Provisions

Article 1.- This Law regulates paragraph five of Article 25, paragraph seven of Article 27 and paragraph four of Article 28 of the Political Constitution of the United Mexican States; it is of public and social interest and its purpose is to regulate the organization, management, operation, control, evaluation and accountability of Petróleos Mexicanos, a State-owned public company, and to establish its special regime.

Article 2.- The State-owned public company named Petróleos Mexicanos is an entity of the Federal Public Administration sectorized under the Ministry of Energy, with technical, operational and managerial autonomy; legal personality, special regime and its own assets.

Petróleos Mexicanos is domiciled in Mexico City, without prejudice to other conventional domiciles it may establish, both in the national territory and abroad, for the performance of its activities.

Article 3.- The purpose of Petróleos Mexicanos is to carry out activities related to the exploration, extraction, import, export and transformation of hydrocarbons, as well as the storage, marketing, formulation, transportation, distribution, and sale of hydrocarbons and their derivatives; and to develop activities related to energy sources other than hydrocarbons, in order to preserve the sovereignty, security, sustainability, self-sufficiency and energy justice of the Nation.

Article 4.- In terms of paragraph four of Article 28 of the Political Constitution of the United Mexican States, the activities carried out by the State-owned Public Company do not constitute monopolies.

Article 5.- Petróleos Mexicanos has its own special regime regarding:

I.	Affiliated companies;
II.	Compensation and austerity;
III.	Acquisitions, leasing, services and work;
IV.	Property;
V.	Administrative liabilities;
VI.	Budget and accounting;
VII. VIII	Debt; and Sustainability.

Article 6.- Petróleos Mexicanos, as an entity, is part of the parastatal public administration and is subject to the provisions of this Law, its Regulations and the provisions resulting therefrom.

Public, civil and commercial law are applicable on a supplementary basis, depending on the nature of the act.

The provisions contained in other relevant laws based on their subject matter shall be applied, provided that they do not contravene the special regime established by this Law.

If in doubt, the interpretation that best promotes the fulfillment of the object and purpose of Petróleos Mexicanos as a State-owned public company with a special regime shall be favored.

The interpretation of this Law corresponds to the Ministry of Energy.

Article 7.- Petróleos Mexicanos is governed by the principles of transparency, honesty, efficiency, equity, sustainability, accountability and social responsibility to preserve the sovereignty, security, self-sufficiency and energy justice of the Nation.

Article 8.- Petróleos Mexicanos, pursuant to applicable law, may carry out the following activities for the fulfillment of its purpose:

I.
The exploration and extraction of crude oil, solid, liquid or gas hydrocarbons, as well as their collection, processing, including their conditioning and treatment, purchase, sale and marketing, and other activities and services related to the productive chain;

II.
Refining, transformation, transportation, storage, distribution, purchase, sale, marketing, exporting and importing of crude oil and hydrocarbons and the products obtained from their refining or processing and their residuals and providing related services to the productive chain and all other activities of the hydrocarbon sector;

III.	The processing, compression, liquefaction, decompression and regasification, as well as the export, transportation, storage, distribution, marketing and sale to the public of natural gas;
IV.	The formulation, transportation, storage, distribution, import, export, marketing and sale to the public of petroleum products;
V.	The import, export, marketing, transportation and storage of petrochemicals;
VI.	Gas processing and industrial and commercial petrochemical activities;
VII.
Development and execution of engineering projects, research, geological and geophysical activities, supervision, services to third parties and all other activities related to exploration, extraction and its purpose, at market prices;

VIII.
Research, development and implementation of power sources other than those derived from hydrocarbons that allow it to achieve its purpose, as well as generating and marketing electric energy, in accordance with applicable provisions, the implementation of instruments and actions necessary for the production, transportation, distribution, marketing and formulation with biofuels, as well as the efficient use of renewable energies and lithium, in accordance with the provisions of the Biofuels Law and other applicable laws;

IX.
Technological research and development required for performing activities in the oil, petrochemical and chemical industries, marketing of technological products and services resulting from research, as well as training highly specialized personnel; it may undertake these activities directly or through the Mexican Petroleum Institute, or through any specialized third party;

X.	Exploitation and management of real property, industrial property and technology;
XI.	Marketing products manufactured by it through marketing networks, as well as services related to their consumption or use;

XII.	Acquisition, holding or interest in the share capital of companies with purposes that are similar, analogous or compatible with its own; and
XIII.	All other activities necessary for the fulfillment of its nature and purpose.

Petróleos Mexicanos may carry out the activities referred to in this article in the national territory, in its exclusive economic zone or abroad.

Article 9.- Petróleos Mexicanos may carry out the activities, operations or services necessary to fulfill its purpose either directly or through its affiliated companies by entering into contracts, agreements, partnerships, alliances, or any legal act with natural or legal persons from the public, private, or social sectors, domestically or internationally, all in accordance with this Law and other applicable legal provisions.

Article 10.- To fulfill its purpose, Petróleos Mexicanos may enter into all types of acts, agreements, and contracts with the Federal, State, and Municipal Governments, as well as with natural or legal persons, and may issue credit instruments and grant all types of guarantees, with the Mexican State maintaining exclusive ownership of the hydrocarbons located in the subsoil of Mexico, subject to applicable legal provisions.

Petróleos Mexicanos shall be authorized to carry out transactions directly or indirectly related to its purpose.

The contracts and, in general, all legal acts entered into by Petróleos Mexicanos for the fulfillment of its purpose may include any of the terms permitted under the applicable law for the relevant subject matter.

Article 11.- Petróleos Mexicanos and its affiliated companies may enter into contracts with private parties or mixed development schemes, including modalities that allow them to associate or share costs, expenses, investments, risks and other aspects of the activities of which they have title to, as provided by the Hydrocarbon Sector Law and the resolutions issued by its Board of Directors.

In no event shall the persons or entities with whom Petróleos Mexicanos enters into contracts or agreements have the right to register the Nation’s oil reserves as their own assets.

Article 12.- Petróleos Mexicanos may report, for accounting and financial purposes, the assignments and contracts granted to it by the Federal Government, as well as their expected benefits, provided that the assignment or contract states that the hydrocarbons found in the subsoil are the property of the Nation.

Article 13.- The assets of Petróleos Mexicanos shall consist of the goods, rights and obligations that it has acquired or that have been assigned, transferred or granted to it; those acquired by any legal title, budgetary allocations or donations, as well as profits from its operations and other revenues obtained on any other basis.

SECOND TITLE
ORGANIZATION, INTEGRATION AND OPERATION OF PETRÓLEOS MEXICANOS
CHAPTER I
ORGANIZATION

Article 14.- Petróleos Mexicanos shall have the organization and organic structure that is most convenient for the fulfillment of its purpose, in accordance with what its Board of Directors determines in accordance with this Law.

To this end, it may carry out the legal, operational and functional integration in its organization and organic structure for the development of its activities.

The aforementioned organization and structure shall tend toward the optimization of human, financial and material resources; the austerity regime applicable to Petróleos Mexicanos; process simplification, efficiency and transparency, as well as ensuring its technical and managerial autonomy.

Article 15.- Petróleos Mexicanos will be managed and administered by:

I.	A Board of Directors; and
II.	A General Directorate.
CHAPTER II
ORGANIZATION AND INTEGRATION OF THE BOARD OF DIRECTORS
First Section
Duties

Article 16.- The Board of Directors, is the supreme administrative body of Petróleos Mexicanos, and is responsible for defining the policies, guidelines and strategic vision of Petróleos Mexicanos and its affiliated companies, as a State-owned public company. To this effect, it has the following duties:

I.	The central and strategic management of business, economic and industrial activities of Petróleos Mexicanos and affiliated companies, with a focus on social responsibility and sustainability;
II.
Establishing the guidelines, priorities and general policies relating to production, productivity, marketing, technological development, research, general management, safety, sustainability, health and environmental protection, finances, budgets and other related activities of Petróleos Mexicanos;

III.
Approving, reviewing and, if applicable, updating on an annual basis the Development Program of Petróleos Mexicanos and its affiliated companies, based on a five-year projection and, pursuant thereto, the annual operating and financial program; as well as verifying its alignment with the Hydrocarbon Sector Development Program;

IV.	Approving the creation, merger or spin-off of affiliated companies in which Petróleos Mexicanos has a direct participation;

V.
Approving with the prior favorable opinion of the Sustainability Committee, the guidelines, priorities and general policies in environmental, social and institutional strengthening matters, as well as any other aspect of sustainability related to the operations of Petróleos Mexicanos and its affiliated companies, pursuant to the provisions of this Law;

VI.
Approving, every three years or earlier, according to priorities, risk and opportunities, the Sustainability Plan of Petróleos Mexicanos, which shall be aligned with the planning instruments issued by the Ministry of Energy, national and international standards, and commitments in sustainability matters;

VII.	Authorizing the Legal Compliance Program applicable to Petróleos Mexicanos and its affiliated companies, in order to prevent or mitigate risks of non-compliance and corruption;
VIII.
Approving, guidelines, priorities and general policies relating to the investments of Petróleos Mexicanos and its affiliated companies, to the formation of strategic alliances, mixed development schemes and partnerships with natural or legal persons, indicating those which given their importance or significance shall be authorized by the Board of Directors;

IX.
Approving, at the proposal of the person acting as the head of the General Directorate, the guidelines, provisions and general policies for the contracting carried out by Petróleos Mexicanos indicating those which, given their importance or significance, shall be authorized by the Board of Directors;

X.	Approving on an annual basis, with the prior favorable opinion of the Audit Committee on the report of the persons acting as external auditors, the financial statements of Petróleos Mexicanos;
XI.
Fixing and adjusting the prices of the goods and services produced or provided by Petróleos Mexicanos, with the prior favorable opinion of a special price committee, except for those that shall be determined in accordance with applicable law;

XII.	Approving the rules for the annual accounting and financial consolidation of the affiliated companies of Petróleos Mexicanos;
XIII.	Approving the maximum economic projections for negotiating the applicable collective bargaining agreement for Petróleos Mexicanos;
XIV.	Approving human resources and compensation and austerity policies of Petróleos Mexicanos and its affiliated companies, subject to the applicable provisions of this Law;
XV.
Approving general policies to cancel debts owed by third parties to Petróleos Mexicanos when an economic or practical impossibility of collection exists, as well as policies for granting credits, guarantees, loans or any other type of credit and for exempting such guarantees;

XVI.	Approving the building up of accounting reserves of Petróleos Mexicanos and, if applicable, its affiliated companies, as well as their investment requirements;
XVII.	Approving the criteria and guidelines for granting extraordinary payments, contributions and donations, in cash and in-kind, made by Petróleos Mexicanos and its affiliated companies;
XVIII.
Approving and issuing, upon the proposal of the person acting as the head of the General Directorate, policies for the payment of indemnities and consideration that Petróleos Mexicanos may make to third parties, in order to fulfill its purpose;

XIX.
Establishing policies, bases, guidelines and procedures for dismantling, selling or creating guaranties or liens on the industrial facilities of Petróleos Mexicanos or, if applicable, its affiliated companies;

XX.
Approving and issuing, upon the proposal of the person acting as the head of the General Directorate, the Organic Statute of Petróleos Mexicanos, the basic structure and organization, in order to establish duties that correspond to the different areas that comprise it, as well as the persons who hold the directive positions or persons acting as public officials that shall represent it and those that may grant powers of attorney on behalf of the company, and the rules of operation of the Board of Directors and its committees

XXI.
Approving the reports submitted by the person acting as the head of the General Directorate, as well as evaluating his or her performance on an annual basis, in accordance, among other things, with the strategies contained in the Development Program of Petróleos Mexicanos;

XXII.	Monitoring and evaluating the performance of Petróleos Mexicanos, its affiliated companies and their senior management;
XXIII.	Monitoring that the actions of Petróleos Mexicanos procure its efficient operation and comply with its purpose;
XXIV.	Issuing, upon the proposal of the Audit Committee, guidelines on audit and performance evaluation matters, applicable to Petróleos Mexicanos and its affiliated companies;
XXV.
Issuing, upon the proposal of the Audit Committee, guidelines that regulate the internal control system applicable in Petróleos Mexicanos and its affiliated companies, which shall include risk management, and monitoring its implementation, based on the information submitted by the Committee, the person acting as the head of the General Directorate, the Internal Audit or the external auditors, with close attention to the main strategic risks;

XXVI.	Evaluating and monitoring the accounting, control, security and audit, records, filing and information systems and their disclosure to the public;
XXVII.	Setting policies and general bases to generate a sustainable profitability upon which Petróleos Mexicanos participates in the bidding rounds for Hydrocarbon Exploration and Extraction Contracts;
XXVIII.
Approving projects and decisions with characteristics that are strategically important for the development of Petróleos Mexicanos’ purpose, pursuant to the policies and guidelines issued to that effect by the Board of Directors;

XXIX.
Approving, upon the proposal of the person acting as the head of the General Directorate, the formation of partnerships, alliances and mixed development schemes, in accordance with the terms of the Hydrocarbon Sector Law;

XXX.
Approving guidelines for the development of mixed contracts derived from the assignments for mixed development.
Such guidelines shall regulate the manner and terms under which the basis of the selection process is to be undertaken, the technical and operational terms, the contract model, the financial model and the general terms that the project shall consider for its approval, which shall be published in the Official Gazette of the Federation;

XXXI.	Approving the guidelines to carry out the selection procedure of participants in the assignments for mixed development;
XXXII.	Approving the contract model, the financial model and the mixed development project;
XXXIII.
Appointing and removing, upon the proposal of the person acting as the head of the General Directorate, the persons holding executive positions of Petróleos Mexicanos that hold positions two levels immediately below the person acting as the head of the General Directorate, and granting them leaves of absence;

XXXIV.
Acknowledging and, if applicable, authorizing matters that due to their importance or significance are submitted for consideration by the person acting as the Chairman, at least two persons acting as director through him or her or the person acting as the head of the General Directorate;

XXXV.
Approving the policies and procedures for executing transactions between Petróleos Mexicanos, affiliated companies or other persons over which they exercise control or significant influence, indicating those that shall be authorized by the Board of Directors;

XXXVI.	Establishing coordination mechanisms between the Liabilities Unit at Petróleos Mexicanos and the Internal Audit; and
XXXVII.	Approving the guidelines for austerity in the expenditure and use of resources;
XXXVIII.	Approving, with the prior recommendation of the Human Resources, Compensation and Austerity Committee, the annual austerity program; and
XXXIX.	All other duties set forth in this Law, as well as other applicable provisions.

The special price committee referred to in section XI of this article shall be integrated by the head of the General Directorate of Petróleos Mexicanos, a representative of the Ministry of Finance and Public Credit and a representative of the Ministry of Energy, all holding a minimum position of undersecretary, and shall have no alternates. To this effect the Board of Directors shall issue the rules for the functioning of such special committee.

For purposes of section XXIX to XXXII of this article, a minimum favorable vote by six directors is required from which at least two shall be independent directors.

Article 17.- The Development Program of Petróleos Mexicanos shall be prepared and updated annual basis, with a five-year outlook and a fifteen-year prospective, and shall at least contain:

I.	The objectives, lines and opportunities for development to preserve the Nation's sovereignty, security, sustainability, self-sufficiency and energy justice;
II.
The main strategies, actions, projects, initiatives, and goals aimed at achieving sustainable and responsible performance of the activities of the State-owned public company, including information on the use of clean and renewable energy sources in the development of its activities, operations, and services to fulfill its purpose;

III.	The main business, financial and investment strategies, energy transition and technological improvement projects, as well as priority acquisitions;
IV.	An assessment of its operating and financial position, as well as results and performance indicators; and
V.
The main strategic and commercial risk scenarios of the company, considering, among other aspects, medium and long-term economic performance, technological innovations, as well as trends in supply and demand and geopolitical changes.

Petróleos Mexicanos shall publish on its website a public version of its Development Program, which shall not include any information that may compromise or put at risk its operation and commercial strategies.

Second Section
Composition and Operation

Article 18.- The Board of Directors shall be composed of eight director persons, as follows:

I.	The person acting as the head of the Ministry of Energy, who shall preside it and have the power to cast a tie-breaking vote;
II.	The person acting as the head of the Ministry of Finance and Public Credit;
III.	The person acting as the head of the Ministry of the Environment and Natural Resources;
IV.	The person acting as the head of the Ministry of Science, Humanities, Technology and Innovation;
V.	The person acting as the head of the General Directorate of the Federal Electricity Commission; and
VI.
Three persons acting as independent directors whose appointment is the responsibility of the person acting as the head of the Federal Executive Branch and whose appointment is ratified by the Chamber of Senators; the parity principle shall be procured, who shall exercise their duties on a part-time basis and shall not be considered persons acting as public officials.

For purposes of the provisions of Section VI above, the Federal Executive Branch shall send the appointment accompanied by documentation evidencing compliance with the requirements for the position. The Chamber of Senators shall ratify, if applicable, by the affirmative vote of two-thirds of its members in attendance, the corresponding appointment, without the appearance of the appointed person, within the non-extendable period of thirty calendar days following the receipt of the appointment.

If the aforementioned votes are not obtained or if the Chamber of Senators does not decide within the aforementioned period, the respective appointment shall be deemed rejected, in which case the Federal Executive Branch shall send a new appointment to the Chamber of Senators for ratification in accordance with the terms of the preceding paragraph. If this second appointment is also rejected pursuant to this paragraph, the Federal Executive shall directly appoint the independent director.

The term provided in the two preceding paragraphs shall commence provided the Chamber of Senators is in session.

When appointing the directors mentioned in Section VI, it shall be ensured that the composition of the Board of Directors is diversified, in accordance with the knowledge, experience and abilities of its members.

The Board of Directors and its committees shall have the necessary human resources and material resources to perform their duties, in accordance with the rules issued by the Board of Directors.

Article 19.- The directors referred to in Section VI of the preceding article may hold other positions, offices, or commissions in the private sector, except for those that would give rise to a conflict of interest under the Regulations.

The persons acting as independent directors shall not hold, during the term of their appointment, any position, office, or commission of any nature in the federal, state, or municipal governments.

Article 20.- The persons acting as independent directors referred to in Sections I through V of Article 18 may be substituted by the public official they designate for such purpose, provided that such substitute holds a position at least one level below them in the hierarchy. In the case of the Chair of the Board, the substitute shall assume all functions of the Chair.

The persons acting as independent directors shall not have substitutes and shall personally perform their duties.

For committee meetings, the persons acting as directors referred to in Sections I through V of Article 18 may designate different substitutes, provided that such individuals hold positions no more than two levels below the original appointee.

Article 21.- The persons acting as public officials who serve as members of the Board of Directors shall act impartially and in the best interest of Petróleos Mexicanos. They shall at all times separate the interests of the ministry or State-owned entity to which they belong. Accordingly, their participation or votes shall not be considered as representing such ministry or entity.

Article 22.- Information and documentation related to the appointment of directors shall be public information and be made available for consultation by any interested party, in accordance with the Regulations and applicable provisions governing personal data.

Article 23.- The directors shall be appointed based on their experience, ability and professional standing and shall meet the following requirements:

I.
Having a professional degree issued by a competent authority in the areas of law, management, economics, engineering, accounting or specialties related to the hydrocarbon industry, obtained at least five years prior to the date of the appointment;

II.
Having performed, for at least ten years, activities that provide the necessary experience to comply with the duties of a director of Petróleos Mexicanos, whether on a professional, educational or research level;

III.	Having not been convicted, based on a final ruling, of a willful crime punishable by imprisonment or a willful crime on property, regardless of the punishment;
IV.
Is not, at the time of the appointment, debarred or administratively or, if applicable, criminally suspended from exercising commercial activity or holding a position, office or commission in public service;

V.	Having no pending litigation with Petróleos Mexicanos, or any of its affiliated companies; and
VI.
Having not been sanctioned following an administrative investigation, for serious infractions, or a criminal investigation, for violations of national or foreign laws, which resulted in any kind of resolution or settlement that expressly implies the admission of guilt or liability, or a final conviction.

The persons that prior to their appointment were directors in competitor companies of Petróleos Mexicanos or its affiliated companies, or that provided advisory or representation services, shall disclose such circumstances to the Federal Executive. A breach of this obligation shall result in immediate removal, notwithstanding any applicable liability.

Article 24.- The persons acting as independent directors shall be appointed, only when they can perform their duties without any conflict of interest and without any personal, property or economic interests in the position. In addition to the requirements set forth in the preceding article, they shall not be in any of the following situations:

I.
Having been employed by Petróleos Mexicanos or any of its affiliated companies during the two years prior to their appointment, nor previously removed from the position of a person acting as a director, unless the latter was the result of a physical incapacity that has been overcome;

II.	Having held the position of a person acting as external auditor of Petróleos Mexicanos or any of its affiliated companies, during the twelve months immediately preceding the date of the appointment;
III.
Having been a person acting as a public officials at any level of government nor having held positions obtained by popular vote or executive positions in any political party, in the two years immediately preceding the date of the appointment;

IV.
Having been or being, in the two years immediately preceding the day of the appointment, a material client, service provider, contractor, debtor or creditor of Petróleos Mexicanos or any of its affiliated companies, or a shareholder, director, advisor or employee of a legal person that is a material client, service provider, supplier, contractor, debtor or creditor of Petróleos Mexicanos or any of its affiliated companies. A person who has been a client, service provider, supplier, contractor, debtor or creditor is considered material when the revenues derived from its business relationships with Petróleos Mexicanos or affiliated companies, represent more than ten percent of the total sales or assets of the latter, during the twelve months prior to the date of appointment;

V.
Being related by blood, without limit of degree, and not being a spouse or domestic partner or member of a cohabitation partnership of any of the natural persons referred to in sections I to IV of this article; and

VI.
Simultaneously belonging to more than four boards of directors or management bodies of different legal persons, public or private, including that of Petróleos Mexicanos; or holding a position, office or commission that prevents the proper exercise of their independent director duties.

Persons acting as independent directors who during their commission fail to comply with any of the requirements mentioned in this Law or who are unexpectedly prevented from performing their duties shall inform the person acting as head of the Federal Executive of such circumstance, so that he or she may act accordingly.

Article 25.- The term of office of independent directors shall be five years, staggered with annual successions, and independent directors may be reappointed for an additional term.

Directors appointed to fill vacancies arising before the end of a term shall serve only for the remainder of the original term and may be reappointed for an additional full term.

Independent directors may only be removed for cause and in accordance with the procedures set forth in this Law.

Article 26.- Persons acting a independent directors shall not have any employment relationship by virtue of their position with Petróleos Mexicanos or affiliated companies, or with the Federal Government.
Persons acting as independent directors shall receive compensation determined by a special committee, which shall be integrated by two persons acting as representatives of the Ministry of Finance and Public

Credit and one person acting as representative of the Ministry of Energy, all with a minimum level of a person acting as head of the undersecretary's office, who shall not have alternates.

The special committee shall meet at least once a year and shall adopt its resolutions unanimously. To adopt resolutions, the committee shall consider Petróleos Mexicanos’ existing compensation and the evolution of compensation in the national and international energy sectors, having as its guiding criteria that, given the conditions of the labor market, the Board of Directors shall be composed of members suitable for the performance of their duties.

Persons acting as independent directors may have a maximum of one person to assist them in the performance of their duties, whose compensation shall not exceed that received by the person acting as independent director, in accordance with the rules issued by the Board of Directors.

Public officials who are appointed as directors shall not receive any compensation for the performance of their duties. However, they shall have the same duties, responsibilities and rights as the rest of the directors.

Article 27.- The Board of Directors shall appoint, upon the proposal of its Chairman, the person that occupies its Secretariat.

The Board of Directors of Petróleos Mexicanos, at the proposal of the person acting as head of the General Directorate of Petróleos Mexicanos, shall a person acting as assistant secretary, who shall have the duties set forth in the rules of operation and functioning of the Board of Directors of Petróleos Mexicanos and its committees.

Article 28.- The Board of Directors, with the affirmative vote of six of its members, shall issue and update the rules for its operation and function, which shall provide, at least:

I.
The periodicity of the ordinary meetings. The ordinary meetings shall be held at least once every quarter, pursuant to the agreed calendar, with prior notice of the person acting as secretary, upon instruction of its Chairman.
Without prejudice to the agreed schedule for ordinary meetings, the person acting as Chairman of the Board of Directors or at least two persons acting as directors may instruct the person acting as head of the Secretariat of the Board to call an extraordinary meeting.
The person acting as Chairman of the Board of Directors shall resolve on the requests that the person acting as head of the General Directorate of Petróleos Mexicanos submits to him or her for the holding of an extraordinary meeting;

II.
The location where the meetings are to be held. They shall be held at the legal domicile of Petróleos Mexicanos, notwithstanding that, at the discretion of the Chairman of the Board, they may be held at another location;

III.	The requirements for the validity of the meetings;
IV.
Quorum for attendance for the meetings of the Board of Directors. Which is with at least five persons acting as directors, provided that at least one person acting as independent director attends and it shall be maintained during the course of the meetings;

V.
Resolutions and deliberations. They shall on a joint basis and its decisions shall be adopted by a majority vote of the persons present who are members of the Board of Directors.
In the event that a majority of votes is not obtained with the affirmative vote of at least one person acting as independent director, within a period not exceeding twenty business days, the dissenting directors may issue their reasoned vote. The matter shall be decided by a simple majority vote of the persons acting as directors that are present in the next meeting held at the end of the aforementioned period;

VI.
Voting at meetings. All persons acting as directors shall vote in the affirmative or negative, without the possibility of abstaining. When casting a negative vote, a person acting as director shall express his or her reasons in the same meeting, which shall be recorded in the respective minutes.
If a person acting as director is in a situation that creates a conflict of interest, that person shall be required to inform the Chairman of the Board and the other persons acting as directors attending the meeting and shall temporarily leave the corresponding meeting in order to refrain from hearing the matter in question and from participating in its discussion and resolution;

VII.	The periods and terms to call ordinary and extraordinary meetings;
VIII.
The regulation of the participation of guests in meetings, who has a right to speak but not to vote. The persona acting as head of the General Directorate of Petróleos Mexicanos and the person appointed as Commissioner referred to in this Law shall attend as permanent guests;

IX.	The use of information technology for calling meetings and remote audiovisual communication media to hold meetings if necessary; and
X.	The duties of the Chairman and Secretariat of the Board of Directors.

Article 29.- The persons acting as directors of the Board of Directors, pursuant to the rules issued by the Board of Directors, may request, through the person acting as head of the General Directorate, the necessary information for making decisions while exercising their duties, this information shall be provided or be at their disposal within the terms determined for such purpose by the Board of Directors.

Article 30.- The persons acting as directors and guests, as well as the persons acting as heads of the secretariat and assistant secretariat of the Board of Directors have the duty to maintain confidentiality, as well as to not disclose, to keep and to protect the documentation and information obtained or that is under their responsibility, by reason of their participation in the Board of Directors, as well as to prevent and to avoid its improper use, removal, destruction, concealment or use.

The aforementioned duty of confidentiality shall remain in effect five years after the obligated persons stop rendering their services or working for Petróleos Mexicanos, except in the event that they provide services, work for or have any business, corporate or advisory relationship with national or foreign natural or legal persons that carry out activities related to the purpose of Petróleos Mexicanos, in which case the duty of confidentiality shall remain in effect throughout the duration of such business, employment or other type or relationship.

Article 31.- The decisions and minutes of the Board of Directors and its committees shall be public by general rule, but may be reserved in whole or in part, pursuant to the policies determined for such effect by the Board of Directors, in terms of the applicable legal provisions on the matter.

Petróleos Mexicanos shall publish on its website the corresponding minutes and resolutions, in terms of the preceding paragraph.

Third Section
Liability Regime of the Directors

Article 32.- The persons acting as directors, in connection with the exercise of their duties as members of the Board of Directors, shall be exclusively liable in terms of the provisions of this Law; therefore, they shall not be subject to the liability regime set forth in the General Law of Administrative Liabilities or any ordinance or provision generally applicable to persons acting as federal public officials.

Article 33.- The persons acting as directors shall be liable for:

I.	Damages and losses caused to Petróleos Mexicanos or any of its affiliated companies arising from acts, events or omissions incurred by them; and
II.	Damages and losses arising from the violation of their obligations and duties of care and loyalty as provided in this Law.

The liability referred to in the preceding sections shall be joint and several among the persons who adopted the decision.

The relevant indemnity shall cover damages and losses caused to Petróleos Mexicanos, its affiliated companies and, in any event, the person acting as director involved shall be removed.

The statute of limitations for the action to enforce the liability referenced in this article shall be five years from the date on which the act, event or omission that caused the damage or loss occurred, except regarding ongoing acts, events or omissions or with continuous effects, in which case such period shall commence when the last act, event or omission ends or when the continuous effects cease, as applicable.

Regardless of applicable criminal liabilities, damages and losses caused by persons acting as directors to the detriment of Petróleos Mexicanos or any of its affiliated companies, for all acts, events or omissions in which they incur, may be claimed through civil proceedings.

Article 34.- The persons acting as directors shall comply with the following obligations in exercising their positions:

I.
Refraining from carrying out, individually or through an intermediary third party, professional or commercial transactions with Petróleos Mexicanos or its affiliated companies, or from using its assets, resources or personnel for private activities, as well as arranging meetings with suppliers or contractors who are on the respective list or who wish to offer goods and services;

II.	Participating in the committees created by the Board of Directors and performing timely and professionally the matters entrusted or delegated to them;
III.	Assisting the Board of Directors through opinions, recommendations and guidance derived from the analysis of the performance of Petróleos Mexicanos; and
IV.	Complying with the duties of care and loyalty provided, respectively, in the two following articles, as well as with the other obligations set forth in this Law.

Article 35.- The persons acting as members of the Board of Directors shall breach their duty of care in any of the following cases:

I.	Not attending or leaving, without justified reason in the opinion of the Board of Directors, the meetings of the Board of Directors, or of the committees of which they are members;
II.
Not disclosing, partially disclosing or misrepresenting to the Board of Directors or, as applicable, the committees of which they are members, relevant information of which they have knowledge and that is necessary for the proper decision-making process of such bodies, unless they are legally or contractually bound to maintain the confidentiality or reserve thereof and such reserve does not constitute a conflict of interest with Petróleos Mexicanos or its affiliated companies; and

III.	Failing to comply with the duties imposed by this Law or other applicable provisions.

Article 36.- The persons acting as members of the Board of Directors shall breach their duty of loyalty in any of the following cases:

I.	When, without legitimate reason, by virtue of their duties as persons acting as directors, they obtain or procure economic benefits for themselves or for the benefit of third parties;
II.
By attending meetings of the Board of Directors or its committees when they shall excuse themselves, or when they vote therein or make decisions related to the patrimony of Petróleos Mexicanos or any of its affiliated companies, notwithstanding the existence of a conflict of interest;

III.
By taking advantage of, for their own benefit or for the benefit of third parties, the use or enjoyment of property of Petróleos Mexicanos and its affiliated companies, in violation of the policies approved by the Board of Directors;

IV.
By using, for their own benefit or for the benefit of any third party, the information available to them by reason of the exercise of their duties or by disclosing such information in violation of applicable provisions;

V.
By generating, disclosing, publishing or providing information of Petróleos Mexicanos or any of its affiliated companies, which they know should not be disclosed due to its confidential nature, is false or misleading; or, ordering any such conduct to be carried out;

VI.
By ordering the omission of transactions carried out by Petróleos Mexicanos or any of its affiliated companies from recordkeeping, or altering or ordering the alteration of records to hide the true nature of the executed transactions, affecting any item of the financial statements; or by ordering, or allowing false data to be recorded in the corresponding accounting, or intentionally carrying out any illegal or prohibited act or transaction that produces a harm, damage or loss to the equity of Petróleos Mexicanos or any of its affiliated companies;

VII.
By concealing or failing to disclose relevant information that, in accordance with the terms of this Law and other applicable provisions, shall be disclosed or provided to the Federal Executive Branch, the Mexican Congress or any competent body, unless they are bound to maintain confidentiality or reserve thereof under applicable provisions;

VIII.
By destroying or modifying, directly or through third parties, in whole or in part, accounting systems or records or the documentation giving rise to accounting entries of Petróleos Mexicanos or any of its affiliated companies, prior to the expiration of the legal terms for recordkeeping and with the purpose of concealing its recording or evidence;

IX.
By destroying, in whole or in part, information, documents or files, including electronic files, in order to prevent or obstruct supervision, or to manipulate or conceal relevant data or information of Petróleos Mexicanos or any of its affiliated companies, to those who have a legal interest in having knowledge thereof;

X.	By submitting false or altered documents or information to the authorities; and
XI.	By improperly using information related to Petróleos Mexicanos or any of its affiliated companies.

Article 37.- The persons acting as directors shall be jointly and severally liable with those who previously held their position for any irregularities committed by the latter, if, having knowledge thereof, they fail to report them to the Audit Committee and, if applicable, to the competent authorities.
The persons acting as directors shall be required to report to the Audit Committee and, if applicable, to the competent authorities, any irregularities of which they become aware in the performance of their duties.

Article 38.- The persons acting as directors of the Board of Directors shall not, individually or jointly, incur liability for damages or losses suffered by Petróleos Mexicanos or any of its affiliated companies, arising from their acts or omissions or decisions that they adopt, when acting in good faith, in any of the following circumstances:

I.	They comply with the requirements for approving the matters that the Board of Directors is authorized to hear, or, if applicable, those of the committees on which they serve;
II.
They adopt decisions or vote in the meetings of the Board of Directors or, if applicable, the committees on which they serve, based on information provided by persons with executive positions of Petróleos Mexicanos or of its affiliated companies, the external audit or the persons acting as independent experts; or

III.
They elect the most appropriate alternative, to the best of their knowledge, or the negative effects on equity were not foreseeable; in both cases, based on information available at the time of the decision.

Fourth Section
Removal of Persons acting as Directors

Article 39.- The persons acting as Independent directors shall be removed from their position in the following cases:

I.	For mental or physical incapacity that prevents the proper exercise of their duties for an uninterrupted period of more than six months;
II.	Failure to comply, without cause, with the agreements and decisions of the Board of Directors;
III.	Failure to comply, deliberately and without cause, with the obligations, duties of care or loyalty or responsibilities set forth in this Law;

IV.	Failure to comply with any of the requirement set forth in this Law to be a person acting as independent director or if any unforeseen impediment arises;
V.	Failure to excuse themselves from participating and voting on matters in which they have a conflict of interest; and
VI.	Failure to attend three consecutive meetings, or failure to attend at least seventy five percent of the meetings held in one year.

Article 40.- The persons acting as head of the Federal Executive shall determine, based on the elements submitted to or gathered by it for such effect, the removal of the persons acting as independent directors in the events mentioned in the previous article.

Such determination shall be sent to the Chamber of Senators for approval by an absolute majority of members in attendance, within the non-extendable term of thirty calendar days. Such term shall commence provided the Chamber of Senators is in session.

Article 41.- In the event the cause that motivated the removal of the person acting as independent director in question implies a possible crime or entails property damages or losses to Petróleos Mexicanos or its affiliated companies, criminal complaints or reports shall be filed or the pertinent legal actions shall be enforced.

Fifth Section
Committees

Article 42.- For the efficient development of the activities of Petróleos Mexicanos, the Board of Directors shall have such committees as it may establish for such purpose and shall have at least the following:

I.	Audit;
II.	Human Resources, Compensation and Austerity;
III.	Strategy and Investment;
IV.	Acquisitions, Leasing, Services and Works;
V.	Affiliated Companies; and
VI.	Sustainability.

Article 43.- The Committees of the Board of Directors shall ensure, in their composition, the principle of parity, with no fewer than three and no more than five persons acting as directors, of whom at least one shall be an independent director, except for the Audit Committee, whose composition is expressly provided for in this Law. The Board of Directors shall be responsible for determining the composition and functions of the committees by resolution adopted by a majority of five of its members, without prejudice to the provisions of this Law, and the committees shall operate in accordance with the rules issued by the Board of Directors.

The Committees may request from the person acting as head of the General Directorate all information necessary for the proper performance of their duties, which shall be delivered or made available to them within the timeframe established by the Board of Directors in the rules referred to in the preceding paragraph.

The Committees may authorize the attendance at their meetings of at least one person representing the person acting as head of the General Directorate, as a guest with the right to speak but not to vote, when deemed advisable for the performance of their duties.

Article 44.- The Audit Committee shall be composed solely of three persons acting as independent directors and shall be chaired, on a rotating annual basis, by each of its members, as determined by the Board of Directors. The Committee shall have the duties set forth in this Law.

A representative of the person acting as head of the General Directorate, the head of Internal Audit, the legal department, or any other person may attend the Committee’s meetings as a guest with the right to speak but not to vote, when deemed advisable and appropriate due to the matter to be discussed.

Article 45.- The Human Resources, Compensation and Austerity Committee shall be chaired by a person acting as independent director on an annual rotational basis, and it shall be composed at least by the persons acting as heads of the Ministries of Energy and of Finance and Public Credit, and shall have the following duties:

I.	Proposing to the Board of Directors the compensation mechanism of the person acting as head of the General Directorate and of the officials three hierarchical levels below him or her;
II.
Proposing to the Board of Directors the hiring policy, performance evaluation and compensation for the rest of the personnel of Petróleos Mexicanos and its affiliated companies, in compliance with the provisions of applicable legislation and collective bargaining agreements and all other applicable regulations in effect;

III.	Overseeing compliance with the guidelines for austerity in the expenditure and use of resources in accordance with the provisions of this Law and other applicable provisions;
IV.
Analyzing and recommending annually to the Board of Directors, the report submitted by the administration on compliance with the principles of austerity, in accordance with the guidelines authorized by the Board of Directors;

V.	Recommending to the Board of Directors the amendment and improvement actions of the austerity guidelines;
VI.	Assisting the Board of Directors, under the terms ordered by it, in monitoring the approved human resources, compensation and austerity policies;
VII.	Monitoring compliance with the resolutions, commitments and authorizations in human resources, compensation and austerity matters that are specified by the Board of Directors;
VIII.
Proposing for approval of the Board of Directors the guidelines for the execution of agreements for training, certification and updating that Petróleos Mexicanos may enter into with national or foreign public and private institutions; and

IX.	Such as others determined by the Board of Directors.

Article 46.- The Strategy and Investment Committee shall be chaired by a person acting as independent director on an annual rotating basis, and shall be composed at least by the persons acting as heads of the Ministries of Energy and of Finance and Public Credit, and shall have the following duties:

I.	Assisting the Board of Directors in the approval of guidelines, priorities and general policies related to the investments of Petróleos Mexicanos;
II.	Analyzing the Development Program of Petróleos Mexicanos;

III.	Making recommendations to the Board of Directors related to the Development Program of Petróleos Mexicanos and general policies on the matter;
IV.	Monitoring investments that, pursuant to section VIII of Article 16 of this Law, have been authorized by the Board of Directors;
V.	Approving the annual reports of the Technical Committees of the investment trusts, established by Petróleos Mexicanos;
VI.	Making recommendations to the Board of Directors regarding the acquisition, sale and liquidation of rights and obligations of the investment trusts, established by Petróleos Mexicanos; and
VII.	Such others as determined by the Board of Directors.

Article 47.- The Acquisitions, Leasing, Services and Works Committee shall be chaired by a person acting as independent director on an annual rotating basis, and shall be composed at least by the persons acting as heads of the Ministries of Energy and of Finance and Public Credit, and it shall have the following duties:

I.
Making recommendations to the person acting as head of the General Directorate regarding specific items that may be included in the policies and provisions that are proposed by the Board of Directors for contracting matters;

II.	Providing opinions on proposals submitted by the person acting as head of the General Directorate with respect to policies and provisions on contracting matters;
III.	Issuing opinions, upon the request of the Board of Directors, on the contracts submitted for consideration of the latter, in terms of the applicable provisions;
IV.	Monitoring the acquisitions, leasing, services and works that, pursuant to section IX of Article 16 of this Law, have been authorized by the Board of Directors;
V.	Approving the cases where the exception for open bidding is applicable, in order to allow Petróleos Mexicanos to contract with its affiliated companies;
VI.	Reviewing the annual acquisition, leasing, services and works programs and making the recommendations it deems pertinent to the Board of Directors; and
VII.	Such others as determined by the Board of Directors.

Article 48.- The Affiliated Companies Committee shall be chaired by a person acting independent director on an annual rotating basis, and shall be composed at least by the persons acting as heads of the Ministries of Energy and of Finance and Public Credit, and it shall have the following duties:

I.	Providing opinions to the Board of Directors regarding the creation, merger or spin-off of affiliated companies in which Petróleos Mexicanos has a direct participation;
II.
Assisting the Board of Directors in the establishment of guidelines, policies, directives, procedures and other provisions related to the operation, surveillance, performance evaluation and monitoring of the operating and business results of the affiliated companies;

III.
Evaluating the matters that due to their importance and significance are submitted for consideration of the Board of Directors derived from the operations carried out in particular by the affiliated companies, as well as such matters that have a significant financial impact both on the affiliated companies, and on Petróleos Mexicanos;

IV.
Evaluating the ownership structure, organizational structure, policies to mitigate potential conflicts of interest, regulatory compliance, and alignment with the Development Program of Petróleos Mexicanos, as well as the capabilities and experience of the directors and, if applicable, the officers of the affiliated companies;

V.	Acknowledging the annual reports of the affiliated companies, which shall include, among other elements, the strategies aligned with the Development Program of Petróleos Mexicanos;
VI.	Reviewing the report containing the transactions between related parties within the ordinary course of business and different to them between Petróleos Mexicanos and its affiliated companies, and
VII.	Such others as determined by the Board of Directors.

Article 49.- The Sustainability Committee shall be chaired by a person acting as independent director on an annual rotating basis, and shall be composed at least by the persons acting as heads of the Ministries of Energy and of Finance and Public Credit, and Environment and Natural Resources, and it shall have the following duties:

I.
Proposing to the Board of Directors, for its approval and transversal application, the strategies, guidelines, priorities and general policies in environmental, social and institutional strengthening matters, as well as any other aspect of sustainability linked to the operations of Petróleos Mexicanos and, if applicable, its affiliated companies;

II.
Analyzing and evaluating the main risks and opportunities in environmental, social and institutional strengthening matters, as well as any other aspect of sustainability, and proposing actions to address them, in accordance with internationally and nationally accepted frameworks and standards, in accordance with applicable regulations and aligned with the Development Program of Petróleos Mexicanos;

III.
Proposing to the Board of Directors recommendations for the adoption and monitoring of best international practices, standards and certifications in environmental, social and institutional strengthening matters, or any other aspect related to sustainability in order to meet the regulatory requirements of the financial authorities which, in turn, allow access to better financing conditions;

IV.
Reviewing and providing opinions on the sustainability reports for submission to the Board of Directors, as well as issuing observations or proposals for improvement, which shall be submitted annually;

V.
Promoting transparency of information on environmental, social and institutional strengthening matters, as well as any other aspect of sustainability, in alignment with that established in the frameworks and standards on the subject accepted nationally and internationally;

VI.
Reviewing and providing opinions on the Sustainability Plan of Petróleos Mexicanos, as well as ensuring its alignment with the commitments in environmental, social and institutional strengthening matters and the frameworks and standards accepted at a national and international level; it shall be updated at least every three years;

VII.	Proposing to the Board of Directors the approval of the Annual Sustainability Report in accordance with the applicable regulations, and
VIII.	Such others as determined by the Board of Directors.

Chapter III
General Directorate

Article 50- The person acting as the head of the General Directorate is responsible for the management, operation, direction and execution of the objectives of Petróleos Mexicanos, and shall be subject to the strategies, policies and guidelines approved by the Board of Directors. For such purposes, he or she shall have the following duties:

I.
To manage and legally represent the company, in accordance with the terms of this Law, with the broadest authority for acts of ownership, administration, litigation and collection, including those that require authorization, power of attorney or special clause pursuant to applicable provisions, including employer representation and authority necessary for labor matters; to make criminal complaints in cases of crimes that may only be prosecuted upon the request of the affected party; to grant pardons; to exercise and withdraw judicial and administrative actions, including constitutional writs; to submit to arbitration and settlement; as well as exchange powers to issue, guarantee, endorse and negotiate credit instruments, and to grant and revoke all kinds of general or special powers of attorney;

II.	To implement the resolutions and decisions of the Board of Directors;
III.	To prepare and submit to the Board of Directors the Development Program of Petróleos Mexicanos and the annual operating and financial work program;
IV.	To formulate and submit for authorization of the Board of Directors the Development Program of Petróleos Mexicanos and the annual operating and financial work program;
V.
To send to the Ministry of Finance and Public Credit, pursuant to the provisions of Chapter VI of Title Four and other applicable provisions of this Law, the budgetary and financial information relating to Petróleos Mexicanos and its affiliated companies;

VI.
To authorize extraordinary payments, contributions and donations in cash or in-kind that Petróleos Mexicanos and, if applicable, its affiliated companies grant pursuant to the guidelines issued by the Board of Directors;

VII.	To manage the equity of the company and to dispose of its assets as provided in this Law and pursuant to the policies and authorizations issued to such effect by the Board of Directors;
VIII.
To conduct the policy and establish the guidelines for scheduling, implementing and evaluating the actions Petróleos Mexicanos and its affiliated companies in support of sustainable community development, which make production activities viable;

IX.
To agree to and execute the collective bargaining agreements and union administrative agreements that regulate the employment relationships of Petróleos Mexicanos, in accordance with the maximum projections previously approved by the Board of Directors, as well as to issue the work regulations for non-union workers pursuant to article 123, Part A, of the Political Constitution of the United Mexican States and the Federal Labor Law;

X.
To oversee the implementation and administration of the security systems of the properties and facilities of Petróleos Mexicanos and, if applicable, its affiliated companies, in coordination with the participating agencies of the three levels of government;

XI.
To implement and manage the security, health and protection and industrial security mechanisms of Petróleos Mexicanos and, if applicable, affiliated companies, as well as the mechanisms and procedures for quality control and continuity of industrial and commercial operations;

XII.
To oversee the design and implementation of prevention programs on oil spills, environmental contingencies, surface and water remediation and all other programs related to operational safety, ecological balance and environmental preservation;

XIII.	To create, terminate and determine the duties of work groups or advisory commissions required for compliance with the company’s purpose, as well as establishing the guidelines for their operation;
XIV.
To submit to the Board of Directors an annual report on the performance of Petróleos Mexicanos and its affiliated companies, including the exercise of income and expense budgets and the corresponding financial statements. The report and supporting documents shall include a comparative analysis on the goals and commitments set forth in the Development Program of Petróleos Mexicanos and the results obtained;

XV.	To release to the general public, under the terms provided by the Board of Directors, the financial statements under International Financial Reporting Standards;
XVI.	To establish measures for technological development and to ensure the quality of its products;
XVII.	To propose to the Board of Directors the adjustments to the general operating policies as it deems necessary;
XVIII.	To disclose relevant information and events that shall be made public pursuant to the applicable provisions; and
XIX.	All other duties provided for in this Law, and those assigned by the Board of Directors, the Organic Statute or those provided in other applicable statutory provisions.

Article 51.- The person acting as the head of the General Directorate shall be appointed by the Federal Executive. The appointee shall meet the requirements applicable to independent directors as set forth in Article 23 of this Law and shall not be the spouse, domestic partner, or have any relationship by blood or affinity, regardless of degree, or be part of a cohabiting partnership with any member of the Board of Directors.

Article 52.- The person acting as the head of the General Directorate may be removed at the discretion of the person acting as the head of the Federal Executive or by the Board of Directors, through a resolution adopted by at least six of its members.

The Board of Directors shall decide on any requests for a leave of absence submitted by the person acting as the head of the General Directorate.

Article 53.- The person acting as the head of the General Directorate shall inform the person acting as the head of the Federal Executive and the Board of Directors of any failure to comply with the requirements necessary for his or her appointment, as well as of any impediment that may arise.

THIRD TITLE
OVERSIGHT AND AUDIT

Article 54.- The oversight and audit of Petróleos Mexicanos and, if applicable, affiliated companies shall be carried out by:

I.	The Audit Committee;
II.	The Internal Audit; and
III.	The External Audit.

Article 55.- The Audit Committee shall be responsible for the following duties:

I.	Proposing to the Board of Directors the appointed of the person to act as head of the Internal Audit, issuing policies for the development of its activities and evaluating its performance;
II.
Monitoring the management of Petróleos Mexicanos and affiliated companies; reviewing documentation pertaining to the financial and operating performance — in general and by activity — of the company, as well as submitting reports related to such matters to the Board of Directors;

III.
Verifying compliance with goals, objectives, plans, programs and priority projects, including deadlines, terms and conditions of commitments assumed, as well as establishing objective and quantifiable indicators to evaluate performance;

IV.	Verifying and certifying the reasonableness and sufficiency of accounting and financial information;
V.
Overseeing processes to formulate, integrate and disclose the accounting and financial information, as well as audits made on the financial statements in accordance with applicable accounting principles and audit standards;

VI.	Proposing for approval by the Board of Directors, upon prior opinion or request of the person acting as the head of the General Directorate, modifications to accounting policies;
VII.	Issuing an opinion on the sufficiency and reasonableness of the external audit’s opinion on the financial statements;
VIII.	Authorizing the contracting of the external auditor for activities other than external audit services, in order to avoid conflicts of interest that could affect the independence of its actions;
IX.
Submitting for approval by the Board of Directors, upon the prior proposal of the person acting as the head of the General Directorate and opinion of the Internal Audit, the internal controls system, as well as the guidelines that regulate it;

X.
Monitoring and reporting to the Board of Directors on the status of the internal controls system, and proposing the relevant modifications, as well as all other measures and actions to correct identified deficiencies;

XI.	Submitting for approval of the Board of Directors, upon the prior proposal of the Internal Audit, the audit and performance evaluation guidelines;
XII.	Issuing an opinion on the annual report of the person acting as the head of the General Directorate;
XIII.	Approving the annual internal audit program upon the proposal of the person action as the head of the Internal Audit;
XIV.	Assisting the Board of Directors in preparing the reports that the collegiate body has to prepare or submit;
XV.	Programming and requesting, at any time, investigations and audits deemed necessary, except with respect to the actions of the Board of Directors;

XVI.
Submitting to the Board of Directors, with the frequency instructed by it, reports on the results of its management, as well as the deficiencies and irregularities detected as a result of the carrying out of its duties and, if applicable, proposing actions to correct them in due course;

XVII.	Proposing to the Board of Directors criteria for organizing, classifying and handling the reports referred to in this Law;
XVIII.
Supervising the reliability of, efficiency of and opportunity for implemented mechanisms to handle information requests received by the company, pursuant to applicable provisions, and preparing an annual report on the transparency of Petróleos Mexicanos and its affiliated companies and the disclosure of information in accordance with Article 119 of this Law;

XIX.	Reporting to the Board of Directors the existing differences of opinion or judgment between the company’s management and the Committee; and
XX.	All other duties assigned by the Board of Directors or set forth in other applicable legal provisions.

Article 56.- The Internal Audit shall report to the Board of Directors through the Audit Committee and shall serve as the execution body of the latter. It shall act pursuant to the policies determined by the Audit Committee and shall periodically review, through applicable audit procedures, whether the policies, rules, and controls established by the Board of Directors for the proper operation of Petróleos Mexicanos and, if applicable, its affiliated companies, are properly implemented. It shall also verify the proper functioning of the internal control system.

The Board of Directors shall ensure the independence of the Internal Audit from the areas and administrative units.

Article 57.- The Internal Audit shall be managed by a person acting as its head appointed by the Board of Directors, upon the proposal of the Audit Committee.

The person acting as the head of the Internal Audit may be removed freely by the Audit Committee.
Article 58.- The Internal Audit shall have the following duties:

I.
Evaluating through audits and substantive, procedural and compliance tests, the operations of Petróleos Mexicanos and its affiliated companies, as well as the proper application of the policies established by the Board of Directors and compliance with applicable legal provisions, based on the annual internal audit program approved by the Audit Committee; as well as verifying, in the same manner, the correct operation of the internal controls system;

II.	Verifying that the control mechanisms implemented entail the proper protection of the assets of Petróleos Mexicanos and its affiliated companies;
III.
Verifying that the information systems, including the accounting, operating and any other kind of systems, have mechanisms to maintain the integrity, confidentiality and availability of information that prevent their alteration and comply with the purposes for which they were implemented or designed. Also monitoring such systems in order to identify potential flaws and verifying that they generate sufficient and consistent information and properly ensure its availability;

IV.	Checking that there are contingency plans and measures in place to avoid the loss of information and, if applicable, its recovery or retrieval;

V.
Ensuring the quality, sufficiency and opportunity of information, as well as its reliability for proper decision-making, and that such information is provided correctly and in a timely manner to the relevant participants;

VI.
Reviewing the efficiency of internal controls procedures to prevent and detect acts or operations that affect or could affect Petróleos Mexicanos and its affiliated companies, and reporting the results to the relevant participants;

VII.	Providing to relevant authorities, as well as to external auditors, the necessary information at its disposal as a result of its duties;
VIII.
Verifying that the structure of Petróleos Mexicanos and its affiliated companies, complies with the principles of independence for the different activities that so require it, as well as the effective segregation of duties and exercise of authority attributable to each area, , and therefore may make the recommendations it deems necessary to the Audit Committee;

IX.
Providing the Audit Committee the elements that enable it to comply with its duties, and reporting irregularities found in the exercise of its duties, as well as the relevant deficiencies or deviations detected in the operation, in order for the same to be promptly corrected, with the corresponding follow-up;

X.
Reporting to the Audit Committee and the person acting as the head of the General Directorate the deficiencies and irregularities detected in the performance of its duties and which could constitute a liability in terms of the applicable legal provisions, in order to commence the corresponding actions;

XI.	Remitting to the Responsibilities Unit at Petróleos Mexicanos the matters where, as a result of the performance of its duties, it detects possible administrative liability;
XII.	Reporting at least semi-annually to the Audit Committee, or with the frequency determined by it, on the results of its activities;
XIII.	Submitting for the approval of the Audit Committee, upon prior approval of the person acting as head of the General Directorate, its annual work program; and
XIV.	All other duties provided for in this Law or determined by the Board of Directors.

Article 59.- The person acting as the head of the General Directorate shall implement, based on the guidelines approved by the Board of Directors, the internal control system of Petróleos Mexicanos and, if applicable, its affiliated companies, which shall have the following objectives:

I.
Establishing mechanisms that allow for the prevention, identification, management, monitoring and evaluation of risks that could result from the performance of the activities of Petróleos Mexicanos and its affiliated companies;

II.	Preventing, detecting and channeling with the relevant participants and authorities, the acts and omissions that could constitute corrupt practices;
III.
Delimiting the duties and operations among the areas and administrative units, in order to ensure the efficiency and effectiveness in the performance of their activities and avoid conflicts of interest;

IV.	Assisting in the compliance of applicable legal, accounting and financial provisions;
V.	Having reliable and timely financial, economic, accounting legal and administrative information, by administrative unit, that contributes to proper decision-making;
VI.	Fostering the correct operation of information processing systems; and
VII.	All other duties determined by the Board of Directors.

The internal control system and the guidelines that govern it shall apply to operational, financial and core activities.

In no event shall the coordination functions of the internal control system be performed by personnel from the Internal Audit or by individuals or units that may have a conflict of interest affecting the proper execution of such functions.

No later than April 30 of each year, the person acting as the head of the General Directorate shall submit to the Audit Committee, with the prior opinion of the person acting as the head of the Internal Audit, a report on the status of the internal control system in Petróleos Mexicanos and its affiliated companies, for purposes of verifying compliance.

Article 60.- The person acting as the head of the external audit of Petróleos Mexicanos shall be appointed by the Board of Directors, upon the proposal of the Audit Committee.

Article 61.- The Superior Audit Office of the Federation shall have the authority to audit Petróleos Mexicanos, pursuant to the respective constitutional and legal provisions.

In performing its audits and in making its observations and recommendations, the Superior Audit Office of the Federation shall take into account what is provided for in the principles and provisions set forth in this Law and in the provisions arising from it, the legal framework of Petróleos Mexicanos, its legal nature and that of its acts and operations, as well as the results of the reviews conducted by audit and oversight bodies in the performance of their duties pursuant to this Law.

FOURTH TITLE
SPECIAL REGIME
Chapter I
Affiliated Companies

Article 62.- Petróleos Mexicanos may have affiliated companies under the terms of this Law.

Petróleos Mexicanos shall carry out directly hydrocarbon exploration and extraction activities.
All other activities and services shall be performed by Petróleos Mexicanos directly, through affiliated companies, directly or indirectly through companies in which it has a minority interest, or through any type of association or partnership that is not contrary to Law.

The affiliated companies of Petróleos Mexicanos shall operate in accordance with the provisions of the Hydrocarbon Sector Law or those provisions applicable to the economic activity they develop.

Article 63.- Affiliated companies of Petróleos Mexicanos are those in which Petróleos Mexicanos participates, directly or indirectly, in more than fifty percent of their share capital, regardless of whether they are organized under Mexican or foreign law.

Affiliated companies shall not be decentralized public entities, their legal status and organization shall be in accordance with the private law of their place of incorporation or creation.

Mexican affiliated companies whose purpose is to purchase, sell or market hydrocarbons shall be subject to the provisions of article 34 of the Law of the Mexican Central Bank.

Article 64.- The creation, merger, spin-off or liquidation of affiliated companies in which Petróleos Mexicanos participates, directly or indirectly, shall be authorized by the Board of Directors of Petróleos Mexicanos, upon the proposal of the person acting as the head of the General Directorate and the prior opinion of the Affiliated Companies Committee, which shall be submitted pursuant to the rules issued by the Board, subject to the applicable legal provisions.

In the event that the Board of Directors approves the proposal with the modifications it deems appropriate for the directly owned affiliated companies, the corresponding acts shall be executed in accordance with the applicable legal provisions.

The Board of Directors shall approve the bases under which the acts for the incorporation, spin-off or merger of affiliated companies with direct participation shall be carried out, notwithstanding that it may issue specific rules when authorizing each of these acts.

In approving the creation or participation in direct-interest affiliated companies of Petróleos Mexicanos, the Board of Directors shall determine, as part of the corporate purpose of such affiliated companies, whether they shall have an option to, in turn, constitute or participate in other companies.

Article 65.- Subject to the provisions of the Hydrocarbon Sector Law, the Hydrocarbon Revenue Law, the provisions derived from such Laws and other applicable provisions, Petróleos Mexicanos may carry out hydrocarbon exploration and extraction activities pursuant to the following:

I.
If the activities are performed pursuant to an assignment for individual development, it may enter into all types of agreement, among others, for works or services for the best execution and operation of the assignment;

II.
If the activities are performed under an assignment for mixed development in which it is required to complement capacities, it may enter into mixed contracts in the assignment, in terms of this Law and the Hydrocarbon Sector Law, and

III.	If the activities are performed pursuant to a Hydrocarbon Exploration and Extraction Contract:
a)
Where Petróleos Mexicanos performs the activity exclusively, without entering into a partnership or association with third parties to such effect, it shall not do so through its affiliated companies; and

b)
Where Petróleos Mexicanos is part of a limited partnership or consortium, it may do so through its affiliated companies, companies in which it has a minority interest or through other forms of association permitted under the Hydrocarbon Sector Law, the Hydrocarbon Revenue Law and other applicable provisions.

The provisions of this section shall be applicable when Petróleos Mexicanos wins a bidding process in which a Hydrocarbon Exploration and Extraction Contract is awarded or when entering into such contract results from the process of migrating an assignment to a contract.

Article 66.- The Ministries of Energy and of Finance and Public Credit may appoint persons acting as directors to the boards of directors of the affiliated companies with direct participation of Petróleos Mexicanos, upon prior approval of the Board of Directors of the latter.

In affiliated companies of direct participation, the Ministry of Energy may appoint one person acting as director of the Board of Directors.

Article 67.- The affiliated companies shall operate, as the case may be, in a coordinated manner by consolidating operations in the use of financial resources, general accounting and information and accountability, as determined by the Board of Directors of Petróleos Mexicanos.

Article 68.- The Board of Directors of Petróleos Mexicanos is empowered to define the activities and objectives of the affiliated companies, in order they are carried out in accordance with the Development Program of Petróleos Mexicanos. To that end, it shall establish information and control mechanisms and all other measures it deems convenient.

Article 69.- The Board of Directors of Petróleos Mexicanos, upon the proposal of the person acting as the head of the General Directorate, shall approve the form and terms under which the rights of Petróleos Mexicanos or its affiliated companies shall be exercised, with respect to the incorporation, spin-off, dissolution, liquidation, or merger of other companies, or their participation therein.

The provisions of the preceding paragraph shall be subject at all times to the provisions of Article 64 of this Law.

In any case, and notwithstanding the preceding paragraphs, the Board of Directors shall authorize the participation of third parties in the equity of affiliated companies, as well as any increase in such participation, instructing the respective persons acting as representatives and attorneys-in-fact to act accordingly in the corporate bodies or before the relevant parties.

Article 70.-The affiliated companies shall align their activities with the Development Program of Petróleos Mexicanos, conduct their operations based on the planning and strategic vision and best corporate governance practices approved by the Board of Directors of Petróleos Mexicanos, which shall also issue the guidelines with respect to its corporate alignment, evaluation and policies of Petróleos Mexicanos to grant guarantees in their favor, or for them to grant guarantees in favor of Petróleos Mexicanos or amongst themselves, as well as all other necessary aspects for their proper performance.

For purposes of investment transparency and accountability of Petróleos Mexicanos in its affiliated companies and in companies in which it holds any other share participation, directly or indirectly, the Board of Directors of Petróleos Mexicanos, upon the proposal of the person acting as the head of the General Directorate, shall issue guidelines governing the exercise of the rights that pertain to Petróleos Mexicanos as owner or shareholder, the conduct of persons acting as employees or attorneys-in-fact who exercise such rights, the information to be submitted by them to the Board of Directors, and all other matters as determined by the Board of Directors.

Article 71.- The Board of Directors of Petróleos Mexicanos shall issue general policies pursuant to which Petróleos Mexicanos and its affiliated companies, may have a minority participation in the equity of other companies, whether national or foreign. These policies shall define those relevant investments which shall previously be approved by the Board of Directors.

Chapter II
Compensation and Austerity

Article 72.- Under the terms set forth in paragraph five of Article 25 of the Political Constitution of the United Mexican States, Petróleos Mexicanos shall have a special compensation regime, distinct from that provided in article 127 of the Constitution.

The compensation regime of the affiliated companies shall be aligned with the human resources, compensation and austerity policies, as well as with the austerity guidelines issued by their respective Boards of Directors, in accordance with the provisions of article 76 of this Law.

Article 73.- In exercising its duties with respect to compensation matters for the personnel of Petróleos Mexicanos, the Board of Directors of Petróleos Mexicanos and its Human Resources, Compensation and Austerity Committee, pursuant to the approved personal services budget, shall comply with the following:

I.
Compensation for personnel shall be calculated in the same manner as those in the relevant existing industry or activity and that allow that the companies have and retain suitable workers most suitable to effectively comply with their purpose, in line with the approved tabulations;

II.	The human resources policy may provide for the granting of incentives or extraordinary compensation for accomplishing goals subject to performance evaluation;
III.
The purpose of the compensation policy shall be to recognize the effort and contribution of persons acting as workers in achieving the objectives of the company, pursuant to the approved tabulations; and

IV.	In exercising the personal services budget, Petróleos Mexicanos shall be subject to Chapter VI of Title Four and other applicable provisions of this Law.

Article 74.- The hiring policy of non-union personnel shall require the publication and receipt of applications, on the website of Petróleos Mexicanos, for any vacancy that such company intends to fill.

The creation of jobs, changes to the organizational structure and work staffing, transfer of positions and hiring or appointment of personnel of Petróleos Mexicanos and its affiliated companies solely tend to the improvement of operational efficiency of the companies and shall consider the principles and guidelines of austerity referred to in this Law.

Article 75.- Petróleos Mexicanos shall implement its austerity guidelines in the expenditure and use of resources, without detriment to the efficiency of its operation, in accordance with the provisions approved by the Board of Directors of Petróleos Mexicanos, which will allow it to generate savings and improve its financial balance.

Article 76.- The guidelines for austerity in the expenditure and use of resources shall be governed, at least, by the following principles:

I.	Promoting the efficient use of public resources and avoid unnecessary expenditures;
II.	Transparency in procedures, expenditures and contracting and reporting to the corresponding auditing entities;
III.	Prioritizing public benefit and the fulfillment of strategic social objectives;
IV.	Prioritizing the rational use of resources and avoiding expenditures that do not generate tangible benefits for the population;
V	Simplifying processes that do not affect the continuity of operations, do not violate the safety of Petróleos Mexicanos’ persons acting as workers and facilities, and do not affect environmental protection programs;
VI.	Streamline the organizational and occupational structure without increasing the authorized budget, under principles of austerity and rationality and avoiding duplication of functions;
VII.	Rationalizing the granting of donations in cash or in-kind;
VIII.	Carrying out energy efficiency actions in the use of real estate facilities and vehicles;
IX.	Streamline consumption of stationery, office supplies, courier services, and mobile and landline phones services;
X	Rationalizing the use of private land, sea and air transportation, without affecting the operation of the company and the safety of the workers;
XI.	To dispose of movable and immovable property, considered not useful for the operation of Petróleos Mexicanos;
XII.	Rationalizing the contracting of advisory, consulting, studies and research services, as well as social communication, advertising and official communications;
XIII	To privilege the use of information technologies in the processes and activities that allow it, to use electronic formats and the electronic management of documents;
XIV.	Encouraging the consolidated purchase of goods and services, to take advantage of Petróleos Mexicanos' economies of scale, and
XV.	Optimizing the use of the physical space and furniture available and try to reduce the acquisition or lease of real estate for administrative use.

Article 77.- The guidelines for austerity in expenditures and use of resources shall provide for the preparation of annual programs to be approved by the Board of Directors of Petróleos Mexicanos, with the favorable opinion of the Ministry of Energy, containing specific austerity goals.

Chapter III
Acquisitions, Leasing, Services, and Works
First Section
General Provisions

Article 78.- Petróleos Mexicanos shall carry out the acquisitions, leasing and contracting of services and works required pursuant to the provisions of article 134 of the Political Constitution of the United Mexican States, subject to the principles of economy, effectiveness, efficiency, impartiality and honesty, in order to ensure for the State the best available conditions in terms of pricing, quality, financing, opportunity and other relevant circumstances pursuant to the nature of the contracting.

For the acquisitions, leasing and contracting of services and works of any nature carried out by Petróleos Mexicanos, the provisions set forth in this Law and all others arising therefrom shall be applicable. The

Law of Acquisitions, Leasing Public Works and Services or the Law of Public Works and Services Related Thereto shall not apply to them.

Article 79.- The Board of Directors of Petróleos Mexicanos shall issue the procedures to be followed by Petróleos Mexicanos for the acquisitions, leasing, contracting of services and execution of works. These provisions shall observe the principles of austerity set forth in this Law, pursuant to the following bases:

I.	General provisions may be established to allow for the development of contracting procedures in accordance with the nature of the contracting;
II.	Consideration is given to, among other aspects:
a)	The application of equality and transparency conditions among all persons acting as participants;
b)	The establishment of general requirements as the bases of open bidding;
c)	The terms and requirements under which the procedures other than open biddings shall be carried out; and
d)	The objective and measurable criteria for evaluation.
III.
Considering provisions to ensure that contracting procedures are conducted under the principles of honesty, transparency, maximum publicity, equality, competitiveness, simplicity and their expeditious administration, considering, among other schemes, prequalification stages, subsequent discount bids and price negotiations.
The Board of Directors of Petróleos Mexicanos shall establish the cases where, considering the impact or relevance of the contracts, public witnesses may participate during the corresponding procedures conducted by Petróleos Mexicanos and its affiliated companies, as well as mechanisms and requirements for their appointment. The public witnesses shall have the following duties:

a)	Participating as a person acting as an observer during the different stages of the contracting procedures;
b)	Issuing a final testimony that includes their observations and, if applicable, recommendations with respect to the relevant contracting; and
c)	If applicable, giving notice of the irregularities detected to the Internal Audit and the Responsibilities Unit at Petróleos Mexicanos;
IV.
Publishing on its website the information regarding the contracting procedures carried out by the companies, as provided in the applicable legal provisions on transparency and access to public information;

V.	Defining the participant responsible for determining the basis for carrying out procedures other than open bidding, as well as the minimum justification included in its decision;
VI.	Establishing policies that regulate cases where the company shall refrain from considering bids or entering into agreements with persons who, among others:
a)	Have a conflict of interest with Petróleos Mexicanos or its affiliated companies;
b)	Are unfit to engage in business or to exercise their profession;
c)	Are unfit to carry out a position, office or commission in the public service;
d)	Are debarred by the competent authority, pursuant to the Law of Acquisitions, Leasing and Services of the Public Sector and the Law of Public Works and Services Related Thereto;
e)	Have outstanding defaults with the company or the latter has proceeded to rescind an agreement;
f)	Have obtained, in an improper manner, privileged information; and

g)	Use third parties to avoid the provisions of this Section;
VII.	Establishing the manner in which the planning, programming and budgeting for contracting shall be carried out, as well as the evaluation of results based on objective indicators;
VIII.	Establishing the minimum content of contracts, as well as general rules to foster improved and timely execution;
IX.	Requiring minimum percentages of national content, pursuant to the nature of the contract, and in accordance with international treaties to which Mexico is a party;
X.
For integrated services contracts for hydrocarbon exploration and extraction and for integrated exploration and production contracts, providing for the manner in which the revenue obtained from such contracts shall be used to cover expenditures derived therefrom; as well as to determine the manner and terms under which the accounting shall be kept separately for each of these contracts;

XI.	Providing the necessary facilities to carry out the procedures, preferably through electronic media; and.
XII.	Viable due diligence.

Article 80.- The acquisitions, leasing and contracting of services and works shall be performed, by general rule, through open bidding, subject to prior public invitation. Bids may be submitted and analyzed through electronic media, under the terms set forth by the Board of Directors of Petróleos Mexicanos.

The Board of Directors may provide different contracting mechanisms, such as ascending auctions, descending auctions or first price auctions in sealed envelopes, in which case the envelopes shall be submitted and opened in the same public session, as well as restricted invitation or direct awarding, among others. Tie-breaking criteria shall be determined in contracting procedures, which shall be included in the corresponding guidelines.

In any event, tenders shall be carried out under the principles of transparency, maximum publicity, equality, competitiveness and simplicity.

Where, as an exception, the open bidding is not ideal to ensure the best conditions, other procedures determined by the Board of Directors may be used, in which case such decision shall be fully justified, in accordance with the scenario that arises from those referred to in the following article.

Article 81.- In cases where the open bidding procedure is not suitable for ensuring the best available conditions in terms of pricing, quality, financing, timeliness and other relevant circumstances in accordance with the nature of the contract, upon prior determination of the participant responsible for determining the exception to the open bidding, Petróleos Mexicanos may choose to use other procedures, which may include restricted invitation or direct awarding, among others, provided that any of the following scenarios occur:

I.
There are no alternative goods or services or technically reasonable substitutes or there is only one potential bidder in the market. Moreover, in the event that a person has ownership or exclusive licensing of patents, copyrights, or other exclusive rights, or in the case of works of art;

II.	When national security, public safety or the company’s safety, industrial facilities and pipelines are jeopardized, pursuant to the terms of the laws on the matter;

III.
When due to acts of God or force majeure, it is not possible to obtain goods or services through an open bidding procedure in the time required to respond to the relevant contingency. In such event the amounts or items shall be limited to what is strictly necessary;

IV.	A contract entered into through open bidding is rescinded, pursuant to the provisions set forth by the Board of Directors;
V.
An open bidding has been declared to have failed, provided that the requirements set forth in the summons or invitation for bids were maintained, and whose noncompliance has been considered the cause of the disqualification because it directly affects the solvency of the bids;

VI.	There are justified reasons for the acquisition or leasing of goods of a specific trademark, or circumstances that may cause losses or additional and justified costs;
VII.
With respect to used or refurbished goods in which the price may not be greater than that determined by the appraisal undertaken by credit institutions or third parties authorized to do so under the applicable provisions, issued within the previous six months and effective at the time of awarding the respective contract;

VIII.	In cases of consulting, advisory, engineering studies or studies of another nature, research or training services;
IX.
In cases of the acquisition of goods for direct marketing or to submit them to productive processes carried out in compliance with their purpose or objectives expressly set forth in applicable provisions;

X.
In cases of the acquisition of goods from persons that, though not customary suppliers, offer goods under favorable conditions, as a result of being in a state of liquidation or dissolution, or under judicial intervention;

XI.	In cases of services rendered by a natural person, provided that they are carried out by such person without requiring the use of more than one specialist or technician;
XII.	In cases of asset maintenance services in which it is not possible to define their scope, establish work quantities or determine the corresponding specifications;
XIII.
The purpose of the contract is the design and manufacture of a good that serves as a prototype to carry out tests that demonstrate its operation. In such cases, it shall be agreed that the design, use or any other exclusive right, are constituted for the benefit of the contracting party;

XIV.
In cases of specialized equipment, substances and materials of chemical, physicochemical or biochemical origin to be used in experimental activities required in scientific research projects and technological development, provided that such projects are authorized by the participant determined by the Board of Directors;

XV.	The acquisition of goods, execution of works or rendering of services is accepted as payment;
XVI.
Those directly linked with remediation of spills, toxic or hazardous gas emissions, irregular spillage of hydrocarbons or any other incident that puts at risk persons acting as workers, the population, the environment or the facilities used by the company, resulting from accidents, sabotage, theft, other acts of willful misconduct or other events that require immediate attention;

XVII.
In cases of works that require mainly rural or marginalized urban labor, contracted directly with persons acting as beneficiary inhabitants of the locality or place where the works shall be carried out, whether as natural or legal persons, for which the Board of Directors shall establish the amounts up to which such contracting shall be carried out;

XVIII.	Services of publicly attesting officials, experts, legal and representation services in judicial, arbitration or administrative proceedings;
XIX.
In cases of spare parts or services related to the installation, maintenance or conservation of industrial equipment of the original equipment or machinery manufacturer, in order to maintain the technical warranty thereof;

XX.
In cases of entering into a partnership or strategic alliance, or carrying it out with natural or legal persons engaged in engineering, research and transfer and development of technology, in order to implement technological innovations in the national infrastructure.
The provisions of this section shall not apply to the hydrocarbon exploration and extraction activities that Petróleos Mexicanos carries out, or that its affiliated companies carry out, pursuant to a contract that has been granted as a result of a migration from an assignment, in which case the provisions of the Hydrocarbon Sector Law apply;

XXI.	In cases of the contracting of banking, brokerage, securities custody or trust creation services;
XXII.	Contracts for the purpose of developing technological innovations related to the purpose of Petróleos Mexicanos;
XXIII.	Contracts entered into with ministries or entities of the public administration, federal or state, as well as with its affiliated companies; and
XXIV.	In the case of contracting machinery, equipment, and fuel necessary to guarantee the physical security of Petróleos Mexicanos’ facilities and personnel.

Article 82.- In procurement procedures other than open bidding, the company must invite parties with the capacity to respond adequately, who possess the necessary financial, technical, and operational capabilities, as well as any other requirements needed to perform the contracts, and who have relevant experience in the activities or works to be carried out.

When contracting is carried out through a restricted invitation process, it must be published on the contracting company’s website so that any interested party may submit information regarding the individuals or entities considered in the invitation.

Article 83.- All actions carried out during the procurement procedure regulated under this Chapter, up to the issuance of the award decision, as well as all acts aimed at entering into the contract, are of an administrative nature.

Once the contract is signed, it and all actions or matters arising from it are of a private nature and shall be governed by the applicable commercial or general civil legislation.

Article 84.- The following remedies are available against the award decision or the determination declaring the bidding or restricted invitation process void:

I.	A motion for reconsideration before the collective body provided in the Organic Statute and pursuant to the procedure set forth in the Regulations of this Law; or
II.	The corresponding legal action before the Federal Court of Administrative Justice.

No instance or ordinary defense against any other resolutions issued in the stages of the contracting procedure applies and, in the event of any irregularity in such resolutions, they may be contested on the basis of the decision or the determination declaring the bidding process or restricted invitation void.

No motion for reconsideration may be filed against the cancellation of the contracting procedure. The motion for reconsideration may only be filed by those who have submitted bids in the contracting procedure.

Once the agreement is awarded and signed, all disputes arising with respect to its interpretation or compliance shall be subject to the jurisdiction of the courts of the Judicial Branch of the Federation, except when alternative means of dispute resolution have been stipulated.

Second Section
Measures to Ensure Integrity in Contracts

Article 85.- For the performance and execution of the acquisitions, leasing, services and works contracts the Board of Directors of Petróleos Mexicanos, upon the proposal of the person acting as the head of the General Directorate, shall issue the provisions and policies necessary to provide Petróleos Mexicanos with mechanisms that enable them to prevent, identify, cure and sanction irregular, unlawful or negligent acts or omissions or any others that in the contracting procedures and the implementation and execution of the contracts may affect or impact the operations of Petróleos Mexicanos.

Article 86.- The provisions and policies referred to in the preceding article shall provide at least the following:

I.
The mechanisms and procedures to identify, systemize and manage risk factors or risk points that may arise or occur during the contracting procedures or in the execution of contracts, as well as procedures and actions to follow upon detection of irregularities in both cases, including their suspension;

II.
The general bases for determining the minimum requirements to be met by persons interested in contracting with Petróleos Mexicanos, as well as mechanisms for their evaluation, shall include, among others:

a)	Technical and financial capacity for the execution of the project;
b)	Prior experience evidencing the capacity to perform their contractual obligations; and
c)	The status of their tax and labor obligations;
d)	To have a viable Due Diligence, and
III.
Mechanisms to implement a system to receive anonymous accusations or complaints through which any interested person may report acts or omissions during the various stages of the contracting process or during the execution of the contract, accompanied by the documentation that proves the irregularity that is the object of the corresponding accusation or complaint.

The issues referred to in this article shall be regulated considering, among other factors, the importance or value of the different contracts entered into by Petróleos Mexicanos, as well as the relevance of the persons acting as contractors for their operations.

Article 87.- The Board of Directors of Petróleos Mexicanos shall provide what is necessary in order to ensure that the framework and provisions pertaining to Petróleos Mexicanos specify the levels of decision-making and responsibility of the persons acting as public officials of the companies during the contracting procedures and in the execution of contracts.

Article 88.- Petróleos Mexicanos shall have a public information system regarding its persons acting as suppliers and contractors, which shall be updated periodically and contain the information of the executed contracts for the previous five years, as well as the compliance history thereof, including, if applicable, extension, increase or adjustments in said contracts.

The information system shall contain, at least, the following:

I.
Information about the persons acting as suppliers and contractors, including nationality, location, industry, legal organization, economic activity and tax regime, and who shall be responsible for reporting any modification in terms of the applicable provisions;

II.	Information about the contracts entered into with the companies and the performance thereof, including among other aspects, timely execution, application of penalties, quality of the goods or works;
III.	Compliance with environmental, industrial and operational safety and labor liability provisions;
IV.	Certification of compliance with technical standards and quality assurance;
V.	Results of any evaluations of persons acting as suppliers and contractors conducted by specialized companies; and
VI.	Due Diligence, if applicable.

The Board of Directors of Petróleos Mexicanos, upon the proposal of the persons acting as head of the General Directorate, shall determine the rules for the operation of the system and the information to be included, considering the size of the persons acting as suppliers and contractors and their relevance in the operations of the contracting companies.

The information contained in the system may be used to determine participation and prequalification in the contracting procedures, but registration shall not be required as a condition for participation.

Article 89.- Contracts entered into by Petróleos Mexicanos shall be subject to the provisions of the General Law of Administrative Liabilities and other applicable legal provisions. To this effect, the Ministry of Anticorruption and Good Governance will be the competent authority.

CHAPTER IV
PROPERTY

Article 90.- All acts related to the disposition, use and enjoyment of property of Petróleos Mexicanos shall be governed by applicable civil law with the provisions of this Chapter.

Article 91.- The real property of Petróleos Mexicanos shall be subject to the public domain regime of the Federal Government pursuant to the provisions that for such legal form are established in the General Law of National Patrimony and this Law.

The Board of Directors of Petróleos Mexicanos may, upon the proposal of the person acting as the head of the General Directorate, disincorporate from the public domain regime and authorize the disposal, under any title, of real property of Petróleos Mexicanos, as well as encumber it with a guarantee, mortgage or any other lien.

In all cases, Petróleos Mexicanos shall obtain the registration of the titles referred to in Section I of article 42 of the General Law of National Patrimony in the Public Registry of Federal Property.

The real property of Petróleos Mexicanos is not subject to the payment of taxes on the ownership or possession of the land or of the land and the buildings attached thereto, regardless of their use and destination, as well as their infrastructure.

Article 92.- The Board of Directors shall issue the policies governing the acts of disposal and encumbrance referred to in the preceding article, as well as those related to the acquisition, leasing, sale and management of property of Petróleos Mexicanos and, if applicable, its affiliated companies, considering the provisions of article 134 of the Political Constitution of the United Mexican States and understanding that the related provisions of the General Law of National Property shall not be applicable to this effect.

CHAPTER V
ADMINISTRATIVE LIABILITIES

Article 93.- The application of the General Law of Administrative Liabilities to the personnel of Petróleos Mexicanos shall be entrusted to the Liabilities Unit at Petróleos Mexicanos, which will be exclusively responsible for:

I.	Receiving and responding to accusations and conducting investigations related thereto; and
II.	Substantiating administrative liability procedures for administrative misconduct classified as serious and non-serious, and
III.	Imposing the respective sanctions, in terms of the applicable laws.

The Liabilities Unit at Petróleos Mexicanos shall have no authority regarding internal controls and audit matters. Its organizational independence from the Internal Audit and the areas that may be established to coordinate the internal controls system shall be guaranteed.

The Liabilities Unit at Petróleos Mexicanos may establish preventive mechanisms to discourage the incurrence of administrative violations.

Article 94.- Notwithstanding the provisions of the preceding paragraph, the personnel of Petróleos Mexicanos shall be liable for the damages and losses it could cause to the latter or to companies in which they have any participation, derived from acts, events or omissions contrary to the provisions of this Law.

Such liability shall be joint and several among the individuals that adopted the decision, as well as among those that participated in the act, event or omission in question.

The corresponding indemnity shall cover the damages caused to Petróleos Mexicanos and its affiliated companies, without prejudice in proceeding, if applicable, to the termination of the persons involved.

The statute of limitations for the action to enforce the liability referenced in this article prescribes in terms of the provisions set forth in the General Law of Administrative Liabilities .

Independent of applicable criminal or administrative liabilities, the damages or losses caused to Petróleos Mexicanos and its affiliated companies, may be claimed through civil proceedings.

Article 95.- The personnel of Petróleos Mexicanos shall not incur, individually or jointly, in liability for damages or losses they may cause to the same, as a result of acts or omissions or decisions made, when acting in good faith in any of the following circumstances:

I.	They comply with the requirements to approve the respective matters;
II.	They make decisions or vote based on the information provided by the responsible areas due to the matter; or
III.
They have selected the most appropriate alternative, to the best of their knowledge, or the negative effects on property were not foreseeable; in each case, based on the information available at the time of the decision.

Article 96.- The Liabilities Unit at Petróleos Mexicanos may refrain from initiating a procedure or imposing administrative sanctions to the personnel, when the investigations or reviews performed demonstrate that any of the following circumstances occurred:

I.
That for one time only, for the same event and within a period of one year, the performance of the person acting as an employee in managing, processing or resolving matters under his or her responsibility, shall be referred to a matter of debatable criteria or opinion, in which several solutions may be validly sustained, and there is evidence of the elements taken into account by the person acting as an employee in the decision he or she made; or

II.	That the act or omission was corrected or cured spontaneously by the person acting as a public official or it implies manifest error.

In the event of any of these circumstances, any effects that, if applicable, were generated, shall have disappeared or shall have been cured or repaid.

Article 97.- The personnel of Petróleos Mexicanos and its affiliated companies who no longer hold their position, office or commission therein, shall observe, for two years after concluding their duties, the following:

I.
In no event shall the employee use his or her influence or obtain any advantage derived from the position he or she held, either for himself or herself or his or her spouse, blood relatives or relatives by affinity without limit of degree, or third parties with whom they have professional, labor or business relationships, or for partners or companies in which such employee or the aforementioned persons are or have been part of; and

II.
To not use, for their benefit or for the benefit of third parties, the information or documentation to which the employee had access due to his or her position, office or commission and which is not public.

The personnel of Petróleos Mexicanos and its affiliated companies shall comply with the confidentiality obligations regarding information and documentation to which they have access as a result of their duties, in accordance with the same terms as those referred to in the second paragraph of Article 30 of this Law.

Article 98.- The Board of Directors of Petróleos Mexicanos shall issue a Code of Ethics applicable to the personnel of Petróleos Mexicanos and its affiliated companies, in which the principles and guidelines of corporate ethics shall be established. The Board itself shall determine the participants responsible for monitoring compliance and imposing disciplinary measures determined to that effect.

Article 99.- The Board of Directors of Petróleos Mexicanos shall approve the policies for contracting insurance, sureties or other guaranties for the benefit of those persons who are members of the Board of Directors, the person acting as the head of the General Directorate, senior officials and other persons acting as employees, determined by the Board, to cover the indemnity amount for damages caused by their actions, or insurance to assume the defense and legal assistance services of such employees.

Chapter VI
Budget

Article 100.- Petróleos Mexicanos has budgetary autonomy and shall only be subject to the financial balance and personal services expenditure ceiling that, upon the proposal of the Ministry of Finance and Public Credit is approved by the Chamber of Deputies, as well as the budgetary special regime provided in this Chapter.

For all matters not provided in this Chapter, the regulation issued under this Law by the Board of Directors shall apply, observing the principles of legality, honesty, efficiency, effectiveness, economy, rationality, austerity, transparency, control, sustainability and accountability in the management of its property and resources.

Article 101.- In preparing their annual budget, Petróleos Mexicanos shall comply with the following:

I.
The Ministry of Finance and Public Credit shall notify Petróleos Mexicanos, no later than June 15 of each year, the preliminary estimate of macroeconomic variables for the following fiscal year, which shall be taken into consideration by the person acting as the head of the General Directorate of Petróleos Mexicanos for the budget draft for the relevant year;

II.
The person acting as the head of the General Directorate of Petróleos Mexicanos shall send to the Ministry of Finance and Public Credit no later than July 15 of each year, the consolidated budget draft approved by the Board of Directors, including an indicative consolidated scenario of the financial balance goal of the company for the following five years and for the relevant year, as well as the global expenditure ceiling for personal services;

III.
If the Ministry of Finance and Public Credit considers that the financial balance goal with or without physical investment or the global expenditure ceiling for personal services shall be adjusted, it shall incorporate its proposal and the corresponding adjustments into the Draft Federal Expenditure Budget, notifying Petróleos Mexicanos. In the statement of purpose of the aforementioned Draft, the proposal, as well as the adjustments shall be reasoned and the original proposal of Petróleos Mexicanos shall be attached; and

IV.	The Chamber of Deputies, in approving the Federal Expenditure Budget, shall authorize the financial balance goal and personal services ceiling of Petróleos Mexicanos.

Article 102.- Petróleos Mexicanos shall exercise its budget in accordance with the following, without requiring authorization from the Ministry of Finance and Public Credit:

I.	The Board of Directors of Petróleos Mexicanos shall authorize, with the prior opinion of Strategy and Investment Committee, the budget calendar and amendments thereto;
II.
The Board of Directors of Petróleos Mexicanos shall authorize, with the prior opinion of Strategy and Investment Committee, the corresponding budget for investment programs and projects of the company, observing the following:

a)
Petróleos Mexicanos shall have, in accordance with the guidelines approved by its Board of Directors, a planning mechanism to be updated annually, in accordance with the Development Program of Petróleos Mexicanos referred to in Article 17 of this Law, which shall at least establish the short, medium and long-term investment needs, through evaluation criteria that allows the setting of priorities among the projects;

b)	The projects in which investment expenditures are exercised shall increase the equity value of the company;
c)
Projects whose execution covers more than one fiscal year shall be included, as appropriate, in the specific chapters of the Draft Federal Expenditure Budget regarding commitments and multi-year expenditures for investment projects, referred to, respectively, in subsections g) and ñ) of section II of article 41 of the Federal Law of Budget and Fiscal Accountability and its evolution shall be included in the quarterly reports mentioned in section VI of this article; and

d)
Petróleos Mexicanos shall have, in accordance with the guidelines approved by its Board of Directors, a permanent mechanism for evaluating its investment programs and projects, during their execution and once it has concluded. Such mechanism shall be independent of the one mentioned in subsection a) above;

III.
The austerity provisions contained in the Federal Expenditure Budget shall not apply nor shall those which, if applicable, are issued by the Federal Public Administration. However, austerity guidelines and programs for expenditures and use of resources shall be implemented, that enable the generation of savings and improve its financial balance, without detriment to the efficiency of their operations pursuant to the provisions approved by the Board of Directors of Petróleos Mexicanos;

IV.	The person acting as the head of the General Directorate of Petróleos Mexicanos shall authorize, under the terms established by the Board of Directors, the following aspects:
a)	In matters of contracting referred to in Chapter III of the Fourth Title to this Law:
	1.	The execution of multi-year agreements; and
	2.	The summons for bids, awarding, and, if applicable, formalization of contracts whose terms commence the following fiscal year, based on the initial budget drafts; and
b)
The creation of trusts and the execution of agency agreements or analogous agreements in which public resources are provided. The person acting as the head of the General Directorate of Petróleos Mexicanos, shall be responsible for including in the quarterly reports referred to in section VI below and in the Public Account a compliance report of the mission and purposes of such instruments, as well as the funds spent for such purpose. This report shall be available to the general public on its website.

The person acting as the head of the General Directorate of Petróleos Mexicanos ~~or of~~ may delegate the authority set forth in this section to a person acting as a public official one hierarchical level below him or her;

V.	Determine the corresponding adjustments to their budgets in case of a reduction in their income, in order to comply with the approved financial balance goal;
VI.
Submit to the Ministry of Finance and Public Credit, for the integration of the monthly and quarterly reports referred to in article 107 of the Federal Law of Budget and Fiscal Accountability, as well as for the integration of the Public Account and other accountability reports, the budgetary, debt and financial information, in the forms and terms established by such Ministry, exclusively to the effect of homogenous presentation of such information; and

VII.
With the approval of the Board of Directors, Petróleos Mexicanos shall use its own excess income to increase its physical investment expenditure or to cover, among other obligations, debt service or liabilities owed by it.

Article 103.- Petróleos Mexicanos shall not be subject to the General Law of Governmental Accounting, therefore international financial reporting standards shall apply.

Petróleos Mexicanos shall have an integrated accounting as a State-owned public company and in order to identify each phase of the activities it carries out, it shall implement its accounting by segments, at the interior of the entity, for the purpose making its costs and prices transparent.

Article 104.- The Board of Directors of Petróleos Mexicanos shall authorize the adjustments to the budget of the company as determined in the guidelines it issues to that effect. Other adjustments shall be authorized by the person acting as the head of the General Directorate of Petróleos Mexicanos or by the corresponding persons acting as public officials, in terms of such guidelines and as provided in the Organic Statute.

Only with the authorization of the Ministry of Finance and Public Credit, may adjustments be made that entail a decrease in the annual financial balance goal or an increase in the personal services budget of Petróleos Mexicanos. Such Ministry shall inform the Mexican Congress of the adjustments made in terms of this paragraph, through the quarterly reports referred to in article 107 of the Federal Law of Budget and Fiscal Accountability.

Article 105.- Petróleos Mexicanos shall be subject to the following provisions regarding personal services matters:

I.	Their respective budgets shall include in a specific section, all of the expenditures related to personal services expenses, which comprise:
	a)	Compensation pertaining to persons acting as workers consisting of ordinary and extraordinary compensation;
	b)	Social security contributions;
	c)	Fiscal obligations inherent to such compensation; and
	d)	Wage and economic provisions to cover, when they are approved, wage increases, the creation of positions and other labor related measures;
II.
The Board of Directors of Petróleos Mexicanos shall analyze and, if applicable, authorize upon the proposal made by its Human Resources, Compensation and Austerity Committee, the compensation tabulations and human resources policies of Petróleos Mexicanos;

III.
Contributions based on compensation paid by persons acting as employees of Petróleos Mexicanos shall be withheld and paid to the corresponding fiscal authorities in accordance with applicable law, and may not be paid by the companies as loans, extraordinary compensation or any other concept

IV.
The Board of Directors of Petróleos Mexicanos shall authorize, subject to the approved personal services budget, its organic structure.
The adjustments made to their organizational, occupational and wage structures shall be carried out through compensated budgetary adjustments, which in no event shall increase the personal services budget for the current fiscal year or subsequent ones, in accordance with the austerity principles and guidelines referred to in this Law;

V.
The creation or substitution of positions and new hiring will only proceed when resources are approved to cover all inherent expenses, including obligations for taxes, social security contributions, and other payments and benefits which shall be covered by law. The resources to cover obligations related to hiring which have a future impact on expenses shall be included in reserves that ensure that such obligations are fully financed at all times. The above, considering the austerity principles and guidelines referred to in this Law;

VI.
Extraordinary compensation that, if applicable, is paid as incentives, recognitions, rewards and any other equivalent payment thereto, may be exceptionally granted to persons acting as employees of Petróleos Mexicanos, provided that there are specifically approved resources for such purpose and conditioned on the compliance of commitments regarding results subject to evaluation.
Extraordinary compensation does not constitute fixed, regular nor permanent income, since it is subject to variable requirements and conditions. These payments shall in no event form an integral part of the basis for calculation of indemnity or severance pay or social security benefits;

VII.
Persons hired under the regime for professional services rendered for fees, in no event shall receive compensation corresponding to that of persons acting as employees of Petróleos Mexicanos. Such hiring shall be carried out pursuant to civil law and the aggregate amounts disbursed for the hired services, shall be reported in the quarterly reports referred to in article 107 of the Federal Law of Budget and Fiscal Accountability;

VIII.	They shall make permanently available on their website and shall update on a quarterly basis the following information:
	a)	The collective bargaining agreement and the non-union workers’ regulations;
	b)	The approved tabulations, breaking down all items and amounts of ordinary and extraordinary compensation;
	c)	Expenses incurred for retirement and pensions, as well as updates of the actuarial cost of its pension liabilities;
	d)	Loans or credits, as well as the applicable rates, that may be granted to persons acting as employees, retirees and pensioners;
	e)	Supporting payments for the performance of duties and other expenses which, if applicable, are granted to persons acting as employees and are not part of their compensation;
	f)	Monthly amounts expended for temporary or incidental contracting;
	g)	Guidelines approved by the Board of Directors of Petróleos Mexicanos, pursuant to which the items described in the preceding paragraphs are granted and covered; and
	h)	The amounts expended in the relevant quarter for each of the items described in subsections b) to f) above.

The foregoing, without prejudice to the information that, in terms of the applicable legal provisions on the subject matter, are obligated to be published on such website.
Furthermore, Petróleos Mexicanos shall report the donations or any other contribution made to natural or legal persons, regardless of their legal nature or purpose; and

IX.	Shall provide, exclusively for informational purposes, to the Ministry of Finance and Public Credit, on a quarterly basis, information relating to the organizational structure and workforce.

Article 106.- Petróleos Mexicanos shall submit to the Mexican Congress the information requested by it regarding its budget. Such request shall be made by the governing bodies of the Chamber of Senators or the Chamber of Deputies or by the competent Committees, as well as the Center for the Study of Public Finance of the Chamber of Deputies.

Chapter VII
Indebtedness

Article 107.- In the management of its public indebtedness obligations, Petróleos Mexicanos shall be subject to the following:

I.
Petróleos Mexicanos shall submit on an annual basis, upon prior approval from the Board of Directors, its global financing proposal to the Ministry of Finance and Public Credit in order to incorporate it into a specific section of the draft proposal of the Federal Revenue Law submitted by the Federal Executive Branch to the Mexican Congress, pursuant to article 10 of the General Law of Public Debt;

II.
Petróleos Mexicanos may carry out, without requiring authorization from the Ministry of Finance and Public Credit, official negotiations, informal or exploratory actions regarding the possibility of accessing domestic or external money and capital markets and raising internal and external financings required for it;

III.	Petróleos Mexicanos shall be responsible for the following:
	a)	The obligations incurred do not exceed its payment capacity;
	b)	The resources obtained are allocated properly pursuant to the relevant legal provisions;
	c)	The payments made on a timely basis; and
	d)	Oversight of the development of its particular finance program;
IV.
The obligations that constitute public indebtedness that shall not for any reason or in any case grant or give the persons acting as holders rights over the property, control or patrimony of Petróleos Mexicanos or title over hydrocarbons in the subsoil;

V.	The obligations that constitute public indebtedness of Petróleos Mexicanos are not obligations guaranteed by the Mexican State; and
VI.	Petróleos Mexicanos shall coordinate with the Ministry of Finance and Public Credit in its financing transactions, according to the following:
a)
Once the amounts referred to in section I above are approved, the Ministry of Finance and Public Credit and Petróleos Mexicanos shall agree on the scheduling of the financing transactions of the latter, ensuring that the financing cost for the rest of the public sector does not increase, or that its financing sources are reduced; and

b)
In order to carry out additional financing transactions or to amend those previously agreed pursuant to the preceding subsection, Petróleos Mexicanos shall notify the Ministry of Finance and Public Credit at least fifteen business days in advance for each transaction the company intends to carry out.

The Ministry of Finance and Public Credit may order that the relevant transaction be postponed, when any of the circumstances set forth in subsection a) above occurs, until all conditions that motivated the decision to postpone are overcome.
If the Ministry of Finance and Public Credit does not render a decision within ten business days following the notice referred to in the first paragraph of this subsection, it shall be understood that the relevant transaction may be carried out;

VII.	Petróleos Mexicanos shall furnish the Ministry of Finance and Public Credit, all information required by such Ministry in the matter referred to in this Chapter and the Federal Law of Public Debt, and
VIII.
For purposes of the preceding section, and excepting with is set forth in Article 102, section VI, of this Law, Petróleos Mexicanos shall submit the reports in public debt matters in the formats and terms established by the Ministry of Finance and Public Credit exclusively for the purpose of the homogenous presentation of such information.

Article 108.- The Board of Directors of Petróleos Mexicanos is responsible, upon the proposal of the person acting as the head of the General Directorate, for approving the general characteristics and policies for incurring direct and contingent obligations that constitute public indebtedness, of the company.

Article 109.- The person acting as the head of the General Directorate of Petróleos Mexicanos shall submit a semi-annual report, approved by the Board of Directors, to the Mexican Congress and to the person acting as the head of the Federal Executive regarding the use of indebtedness of the company, mainly regarding the profitability of projects; their financial terms; the management available resources associated with indebtedness; execution and disbursement schedules and risk profile.

Chapter VIII
Sustainability

Article 110.- Petróleos Mexicanos and, if applicable, its affiliated companies shall prepare a program to reduce the environmental impact of its activities and focusing its efforts for a more efficient performance of its operations in which the following shall be endeavored:

I.
The reduction of greenhouse gas emissions, through the use of renewable energy and clean energy sources in the performance of its business, economic, industrial and commercial activities in terms of its purpose;

II.	The transition to an economy low in carbon and the observance of the international agreements in which Mexico is party, and
III.	Monitoring its progress and carrying out the necessary measures for its compliance.

Article 111.- Petróleos Mexicanos and, if applicable, its affiliated companies shall contribute to the sustainable development and social welfare of the communities in which they carry out the necessary activities, operations or services necessary to comply with its purpose, with full consideration to human rights, through social responsibility actions and bonding strategies with the communities and state and municipal authorities.

Article 112.- Petróleos Mexicanos and its affiliated companies shall procure safe, healthy and just labor environments, with full consideration to human rights and work conditions that encourage personnel integrity, promote productivity and strengthen the commitment of persons acting as workers with safety, on-sight health, environmental protection and sustainable development.

Article 113.- Petróleos Mexicanos and its affiliated companies shall foster a compliance culture in the undertaking of its activities or services related to its purpose, as well as achieving the objectives of the Development Program of Petróleos Mexicanos, and establishing compliance measures for monitoring the observance of the obligations set forth in the legal and administrative provisions applicable to it.

Article 114.- The Board of Directors of Petróleos Mexicanos shall approve the Legal Compliance Program applicable to Petróleos Mexicanos and its affiliated companies to prevent or mitigate violation and corruption risks.

Article 115.- The person acting as the head of the General Directorate shall issue the Code of Conduct of Petróleos Mexicanos setting forth the main expected and prohibited conducts of the company’s personnel and, if applicable, of its affiliated companies, in accordance with the principles and directives set forth in the Code of Ethics.

The affiliated companies may adhere to the Code of Conduct or, if applicable, issue their own, to the extent it is always aligned to the principles contained in the Code of Ethics.

Article 116.- Petróleos Mexicanos and its affiliated companies, shall establish and implement due diligence measures in business or commercial agreement with third parties to verify the information with those who they have or intend to enter into a commercial agreement, for the purpose of acknowledging their policies on ethics and integrity matters, corruptions risks related to them, as well as the required measures to adopt in order to prevent or mitigate those risks.

TITLE FIVE
TRANSPARENCY AND ACCOUNTABILITY

Article 117.- Petróleos Mexicanos shall be subject to applicable laws on transparency and access to information, auditing and accountability and anti-corruption, in order to prevent, identify, investigate and sanction acts or omissions in contravention thereof.

Article 118.- Notwithstanding the obligations regarding transparency and access to information under the relevant law, the Board of Directors of Petróleos Mexicanos, upon the proposal of its Audit Committee and the prior opinion of the person acting as the head of the General Directorate, shall provide what is necessary to make available to the general public, periodically and through its website, updated information showing the situation of the company, and, if applicable, its affiliated companies, regarding financial, administrative, operational, economic and legal matters, as well as risks, in accordance to article 104 of the Securities Market Law, with the content, frequency and scope determined by the administrative provisions applicable to issuers of securities referred to in the aforementioned article.

The relevant events mentioned in article 104, section V of the Securities Market Law shall be reported immediately to the Board of Directors of Petróleos Mexicanos.

Article 119.- Pursuant to the provisions of the applicable provisions on transparency and access to information matters, the Board of Directors of Petróleos Mexicanos shall follow the necessary measures for the safeguarding and protection of the information related to business, economic and industrial activities carried out by Petróleos Mexicanos to achieve its purposes, which entails the power to obtain or maintain a competitive or economic advantage over third parties in the performance of such activities. This information shall be deemed of a commercial nature reserved under the terms of the applicable provisions in transparency, access to information and protection of personal data.

Article 120.- In the performance of obligations to disclose information under this Law and other applicable provisions in transparency and access to information matters, Petróleos Mexicanos shall make sure that the reports are submitted in a clear, simple, accurate, reliable and updated manner.

Article 121.- The person acting as the head of the General Directorate of Petróleos Mexicanos shall submit, no later than July of each year, for the approval of the Board of Directors and through the person that presides it, to the Federal Executive and the Mexican Congress, a report containing at least the following:

I.
A report from the person acting as the head of the General Directorate regarding the performance of Petróleos Mexicanos, and its affiliated companies and, if applicable, on the major existing projects. Such report shall be made by line or branch of business, in addition to using indicators or parameters based on international standards, for the correct and timely measurement of results and shall be linked to the purposes and goals set forth in the Development Program of Petróleos Mexicanos;

II.	The explanation and statement of the main policies and accounting and information criteria used in the preparation of the financial information;
III.
The statements showing the financial position of Petróleos Mexicanos during and at the closing date of the fiscal year, its changes and results, as well as other information required to complete or clarify the information provided with such statements;

IV.	A report regarding the exercise of its budget, including the deviations in amounts, time, and scope of execution of the contracts that are carried out; and
V.	The evaluation of the Board of Directors regarding the execution of annual programs of Petróleos Mexicanos.

Article 122.- The persons acting as members of the Board of Directors, the person acting as head of the General Directorate and all personnel of Petróleos Mexicanos shall, under the terms of the applicable provisions, report to the competent participants and authorities any natural or legal persons performing acts or omissions in violation of laws, among others, that have the purpose or the direct or indirect consequence of influencing the decision of any person acting as a public official of the companies or of the members of the Board of Directors, in order to obtain a direct or indirect personal economic benefit.

TITLE SIX
OTHER PROVISIONS

Article 123.- Domestic disputes involving Petróleos Mexicanos, whether as a party or as a third party, regardless of their nature, are subject to jurisdiction of the Federal courts, and Petróleos Mexicanos shall be exempt from providing the guarantees that legal provisions may require from other parties, even in cases of judicial disputes.

Notwithstanding the foregoing, Petróleos Mexicanos may agree on alternative means of dispute resolution, arbitration clauses or commitments, under the terms of the applicable commercial law and international treaties to which the Mexican State is a party.

In the event of legal acts or contracts that take effect or are carried out outside the national territory, Petróleos Mexicanos may agree to the application of foreign law, the jurisdiction of foreign courts in commercial matters and enter into arbitration agreements where appropriate for the fulfillment of its purpose.

Article 124.- Petróleos Mexicanos shall deliver to the Ministry of Energy the information that it requests, in accordance with the terms they establish for such purpose. Such information shall refer to, or be related to, those aspects that allow the Ministry of Energy to carry out sectorial programming functions, design, formulate and monitor public policies, plan and duly conduct the implementation of strategic and priority activities by the State, and carry out the duties in matters of economic authority of the State, in terms of the provisions and pursuant to applicable law.

Petróleos Mexicanos shall submit to the Ministry of Energy and the National Energy Commission, the information requested from them, in accordance with the terms of the applicable provisions.

Article 125.- The annual evaluation of Petróleos Mexicanos on the performance of the company and its Board of Directors, including its committees, shall be the responsibility of a person acting as Commissioner and shall have the following duties:

I.
Preparing a global annual evaluation of the course and performance of Petróleos Mexicanos, including an analysis of the operational, programming and financial situation of the company, as well as the organizational structure, process unity and accounting structure.
The aforementioned report shall be submitted to the Chamber of Deputies and the person acting as the head of the Federal Executive no later than June 30 of each year;

II.	Preparing specific recommendations to the Board of Directors and the person acting as the head of the General Directorate of Petróleos Mexicanos; and
III.	Requesting from the person acting as the head of the General Directorate of Petróleos Mexicanos all the necessary information to render the report referred to in section I above.

The person acting as the Commissioner shall be appointed by the person acting as the Head of the Ministry of Anticorruption and Good Governance.

The person acting as the Commissioner shall not be hired for terms exceeding five years and shall be compensated at the expense of Petróleos Mexicanos.

The person acting as the Commissioner shall comply with the same requirements set forth for persons acting as independent directors, as well as not having been a person acting as a member of the Board of Directors of Petróleos Mexicanos during the five years prior to his or her appointment.

Article 126.- The income obtained by Petróleos Mexicanos and its affiliated companies shall be used for public expenditures, and shall have the purpose of increasing the revenues of the Nation to be used to finance public expenditures, therefore, profits shall not be distributed among its persons acting as workers.

TRANSITORY ARTICLES

First. This Law shall become effective on the day after its publication in the Official Gazette of the Federation.

Second. The Petróleos Mexicanos Law published in the Official Gazette of the Federation on August 11, 2014 is repealed, and all legal and administrative provisions contrary to this Law shall be repealed.

Third. Petróleos Mexicanos is transformed into a State-owned public company as a result of the effectiveness of the Decree that amends paragraph five of Article 25, paragraph seven of Article 27 and paragraph four of Article 28 of the Political Constitution of the United Mexican States, in matters of strategic areas and companies, published in the Official Gazette of the Federation on October 21, 2024, in observance of its second transitory article, in terms of this Law.

By operation of law, Pemex Exploration and Production, Pemex Industrial Transformation and Pemex Logistics are dissolved, therefore Petróleos Mexicanos is subrogated in all rights and obligations of the productive subsidiary companies that are dissolved, upon the effectiveness of this Law.

The tax effects that result from the subrogation of rights and obligations referred to in the preceding paragraph, are subject as applicable and in an analogous manner to the legal provisions applicable to the merger of companies resident in Mexico, and the rules of a general nature issued as applicable by the Tax Administration Service

Fourth. The person acting as the head of the Federal Executive, within fifteen calendar days following the effectiveness of this Law, shall submit to the Chamber of Senators the appointment of the three persons acting as independent directors, accompanied by the documentation that proves compliance of the requirements to occupy the position pursuant to the provisions of this Law.

The Chamber of Senators shall ratify by the favorable vote of its present members, la respective appointments, within a non-extendable term of ten calendar days following reception of the appointment.
If the above-mentioned votes are not met or the Chamber of Senators does not resolve within such term, it shall be deemed that the respective appointment has been rejected, in which case the person acting as the head of the Federal Executive shall send a new appointment for ratification by the Chamber of Senators, pursuant to the first paragraph of this article. If this second appointment is also rejected, the person acting as the head of the Federal Executive shall directly appoint the persons acting as independent directors.

For one time only and to observe the staggering provided for in this Law, the persons acting as independent directors assume their positions, respectively, for three, four and five years, as determined by the person acting as head of the Federal Executive in the corresponding appointment.

The incumbent persons acting as independent directors shall cease in their duties upon the effectiveness of this Law, however, for one-time only, may be considered in the appointment by the person acting as head of the Federal Executive, referred to in the first paragraph of this article.

Once the persons acting as independent directors are ratified, in a term no longer than the following fifteen business days, the Board of Directors of Petróleos Mexicanos shall be installed for a one-time by the persons acting as head of the presidency of such Board of Directors.

Fifth. The person acting as the incumbent head of the Directorate General of Petróleos Mexicanos at the effectiveness of this Law shall remain in his position.

Sixth. Within thirty calendar days following the installment of the Board of Directors of Petróleos Mexicanos pursuant to the Fourth Transitory Article of this Law, the person acting as head of the Directorate General of Petróleos Mexicanos shall submit for authorization the proposal to restructure, the Organic Statute and corresponding appointments of Petróleos Mexicanos. The Organic Statute approved by the Board of Directors shall be published in the Official Gazette of the Federation.

Seventh. While the transfer of the assets, rights and obligation, as well as of the human, material and financial resources materializes as a result of the restructure of Petróleos Mexicanos, all necessary actions shall be effected in order to give continuity to its operation and functioning, the acts and procedures indispensable to comply with its purpose, including the delegation of duties or the assignment of responsibilities, as the case may be and, if applicable, the execution of operative coordination agreements and accords necessary to ensure the continuity of activities and provision of services under its responsibility.

Petróleos Mexicanos shall carry out the necessary to give continuity to the systems and controls that allow the uninterrupted operation of its activities and duties, as well as the acts and procedures that are indispensable to comply with the commitments and acquired obligations in financial, administrative, labor, tax and legal matters, and those necessary to make the carrying out of its purpose possible, which shall not exceed to a twelve month term following the effectiveness of this Law.

Eighth. The person acting as the head of the Internal Audit of Petróleos Mexicanos shall be appointed or, if applicable, ratified upon the installment of the Board of Directors pursuant to what is set forth in the Fourth Transitory Article of this Law.

Ninth. The transfer of assets, rights and obligation carried out as a result of the corporate restructure of Petróleos Mexicanos and its affiliated companies, shall not be considered a sale for tax purposes.
Likewise, the transfer of assets, rights and obligations carried out pursuant to the aforementioned restructure shall no require formalization in a public instrument.

Tenth. The contracts, agreements, trusts, entitlements, authorizations and permits granted by any regulatory authority in the full exercise of the functions carried out by the dissolved productive subsidiary companies, shall be deemed granted to the State-owned public company, Petróleos Mexicanos and shall continue in effect until the conclusion of their term in accordance with the provisions under which they were formalized.

In case it is necessary, the regulatory authorities shall issue the documentation in favor of Petróleos Mexicanos that allow that the original terms and conditions granted to the dissolved productive subsidiary companies remain, to the extent they do not contravene this Law, the Hydrocarbon Sector Law and all other legal provisions in effect, without any new request, procedure or formalization.

Eleventh. All of the provisions, standards, guidelines, policies, criteria and other regulations issued by any body or administrative unit of Petróleos Mexicanos or of its dissolved productive subsidiary companies, shall continue to be effective to the extent that they do not contravene this Law or the resolutions issued by the Ministry of Energy, until the relevant bodies or administrative units issue new provisions or determine their modification or repeal.

Twelfth. The powers of attorney, agency agreements and, in general, the representations conveyed and authorities granted by Petróleos Mexicanos prior to the effectiveness of this Law, as well as by Pemex Exploration and Production, Pemex Industrial Transformation and Pemex Logistics, are considered conferred by Petróleos Mexicanos to the persons they originally granted to, and shall survive to the extent they do not contravene this Law, or else, are expressly amended or revoked.

Thirteenth. Judicial proceedings, arbitrations, proceedings and procedures on any nature commenced or in which the productive subsidiary companies of Petróleos Mexicanos participate, shall continue until their conclusion by the competent administrative units of Petróleos Mexicanos that assume the functions in accordance with the structural reorganization of the company and its Organic Statute.

Fourteenth. References contained in the laws, regulations, decrees, accords and other legal provisions, as well as the functions granted in other instruments to Petróleos Mexicanos as a State-owned productive company and its productive subsidiary companies that are dissolved, shall be deemed applied to Petróleos Mexicanos as a State-owned public company, resulting from its structural reorganization and in accordance with the Organic Statute of the company, approved by its Board of Directors.

Fifteenth. The contracts, agreements and other legal acts entered into by Petróleos Mexicanos that are in force as of the effectiveness of this Law, shall be observed under the agreed terms.

Notwithstanding, Petróleos Mexicanos, through its competent areas that result from the corporate restructure of Petróleos Mexicanos determined by the Board of Directors, may agree to their amendment to conform with the provisions of this Law and other applicable laws, based on the provisions issued by the Board of Directors of Petróleos Mexicanos and without prejudice to all other applicable legal provisions.

Petróleos Mexicanos shall take the pertinent measures for meeting its obligations contained in such instruments.

Sixteenth. What is set forth in this law does not affect the payment obligations incurred and the guarantees granted by Petróleos Mexicanos and its stated-owned productive subsidiary companies that are dissolved, in Mexico and abroad, prior to the effectiveness of this Law, under which the State-owned public company, denominated Petróleos Mexicanos, is a successor.

Seventeenth. Given the legal natures of Petróleos Mexicanos as a State-owned public company, upon the dissolution of the productive subsidiary companies, Petróleos Mexicanos is exempted from granting any guarantee provided in the hydrocarbon exploration and extraction contracts entered into by the Mexican State.

Eighteenth. The restructure of Petróleos Mexicanos authorized by the Board of Directors of Petróleos Mexicanos shall not affect the labor rights of the persons acting as workers of Petróleos Mexicanos and its productive subsidiary companies that are dissolved, in accordance with this Law.

Nineteenth: The human, financial and material resources required to comply with the provisions of this Law shall be covered by the approved budget of Petróleos Mexicanos.

Twentieth. For the purpose of expediting the correct compliance to the tax, legal or provisions of any other nature, Petróleos Mexicanos and its affiliated companies shall have all the administrative facilities that allow their registration, removal thereof or change in their registrations in lists or registries, before public and private entities, as well as carrying out any other prior or subsequent procedure to the dissolution of the productive subsidiary companies.

Twenty first. The State-owned public company may submit, no later than May 31, 2025, the custom declarations that correspond to merchandise entered into the national territory during the years that the

Tax Service Administration determines, for which the payment of the corresponding tax was effected for its sale.

For purposes of the preceding paragraph, the custom declarations are deemed submitted in time and form and shall not give way to any credit or refund.